                                                                     EXHIBIT 4.3





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                    FORM OF POOLING AND SERVICING AGREEMENT


                                     among


                         CHRYSLER FINANCIAL CORPORATION
                                   as Seller,


                          CHRYSLER CREDIT CORPORATION
                                  as Servicer


                                      and


                           (                       )
                                   as Trustee
                      on behalf of the Certificateholders




                             Dated as of __________



                          PREMIER AUTO TRUST 199__-__

                    ___% Asset Backed Certificates, Class A
                    ___% Asset Backed Certificates, Class B


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                                                          TABLE OF CONTENTS

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
                                                              ARTICLE I

                                                    Special Definitions and Terms

SECTION 1.01.    Special Definitions and Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                              ARTICLE II

                                                        Establishment of Trust

SECTION 2.01.    Creation of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.02.    Acceptance by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                             ARTICLE III

                                                      Conveyance of Receivables

SECTION 3.01.    Conveyance of Initial Standard Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 3.02.    Conveyance of Subsequent Standard Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 3.03.    Conveyance of Fixed Value Receivables to Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                              ARTICLE IV

                                            Incorporation of Standard Terms and Conditions

SECTION 4.01.    Incorporation of Standard terms and Conditions of Agreement  . . . . . . . . . . . . . . . . . . . . .   9

                                                              ARTICLE V

                                       Additional Representations and Warranties of the Seller

SECTION 5.01.    Additional Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . . . . .   9

                                                              ARTICLE VI

                                              Additional Provisions Relating to Servicer

SECTION 6.01.    Chrysler Credit Corporation Not to Resign as Servicer  . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 6.02.    Additional Covenant of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10


SCHEDULE A       Schedule of Receivables
SCHEDULE B       Location of Receivable Files
SCHEDULE C       Schedule of Eligible Investment Receivables

        POOLING AND SERVICING AGREEMENT dated as of __________, among CHRYSLER FINANCIAL CORPORATION, a Michigan corporation, as seller (the "Seller"), CHRYSLER CREDIT CORPORATION, a Delaware corporation, as servicer (the "Servicer"), and ____________________, a ______________________ banking corporation, as trustee (the "Trustee").

        WHEREAS, the Seller owns or will acquire certain receivables arising in connection with motor vehicle retail installment sale contracts (the "Contracts") generated by Chrysler Credit Corporation in the ordinary course of its business; and

        WHEREAS, the Seller, the Servicer and the Trustee wish to set forth the terms and conditions pursuant to which the Trust (as hereinafter defined) will acquire the Contracts from the Seller, and the Servicer will service the Contracts on behalf of the Trust;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Seller, the Servicer and the Trustee agree as follows:


                                   ARTICLE I

                         Special Definitions and Terms

        SECTION 1.01. Special Definitions and Terms. Capitalized terms used and not defined herein have the meanings assigned thereto in the Standard Terms and Conditions of Agreement. Whenever used in this Agreement and the Standard Terms and Conditions of Agreement, the following words and phrases shall have the following meanings:

        "Agency Agreement" means the agreement dated as of the date hereof among the Seller, the Servicer, the Trustee and the Agent.

        "Agent" means ______________________, or a successor thereto.

        "Agreement" means this Pooling and Servicing Agreement, including the Standard Terms and Conditions of Agreement of Premier Auto Grantor Trusts, dated as of __________, in the form attached hereto.

        "Certificates" means the Class A Certificates and the Class B Certificates.

        "Class A Certificate" means a ___% Asset Backed Certificate, Class A, evidencing a beneficial interest in the Trust, substantially in the form of Exhibit A to the Standard Terms and Conditions of Agreement.

        "Class A Pass-Through Rate" means ___%.

        "Class A Percentage" means ___%.

        "Class A Prepayment Premium" means an amount equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Pre-Funded Percentage with respect to the Class A Certificates of any remaining Pre-Funded Amount (the "Class A Prepayment Amount") at the Class A Pass-Through Rate during the period commencing on and including the Distribution Date on which such Class A Prepayment Amount is required to be deposited in the Distribution Account pursuant to Section 14.08(b) to but excluding ________________, over (ii) the amount of interest that would have accrued on such Class A Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the _____________________________. Such excess shall be discounted on a monthly basis to present value to such Distribution Date at the yield described in clause (ii) above.

        "Class B Certificate" means a ___% Asset Backed Certificate, Class B, evidencing a beneficial interest in the Trust, substantially in the form of Exhibit B to the Standard Terms and Conditions of Agreement.

        "Class B Pass-Through Rate" means ___%.

        "Class B Percentage" means ___%.

        "Class B Prepayment Premium" means an amount equal to the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the Pre-Funded Percentage with respect to the Class B Certificates of any remaining Pre-Funded Amount (the "Class B Prepayment Amount") at the Class B Pass-Through Rate during the period commencing on and including the Distribution Date on which such Class B Prepayment Amount is required to be deposited in the Distribution Account pursuant to Section 14.08(b) to but excluding ________________, over (ii) the amount of interest that would have accrued on such Class B Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the _____________________________. Such excess shall be discounted on a monthly basis to present value to such Distribution Date at the yield described in clause (ii) above.

        "Closing Date" means ______________________.

        "Corporate Trust Office" means the principal corporate trust office of the Trustee, which at the time of execution of this agreement is ______________________, Attention: ______________________.

        "Depository Agreement" means the agreement dated _____________, among the Trustee, the Administrator, and The

Depository Trust Company, as the initial Clearing Agency, substantially in the form attached as Exhibit C to the Standard Terms and Conditions of Agreement.

        "Distribution Date" means, with respect to each Collection Period, the _______ day of the following calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on _________________.

        "Final Scheduled Distribution Date" means ______________________.

        "Final Scheduled Maturity Date" means ______________________.

        "Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the Determination Date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Trustee on such Determination Date) is less than or equal to $_____________, (b) the date on which an Event of Default occurs, (c) the date on which an Insolvency Event occurs with respect to the Seller or the Servicer, and (d) the Determination Date with respect to the ________________ Distribution Date.

        "Initial Certificate Balance" means $______________________.

        "Initial Class A Balance" means $______________________.

        "Initial Class B Balance" means $______________________.

        "Initial Collection Period" means the period beginning on, and including, _______________ to and including _________________________.

        "Initial Cutoff Date" means ______________________ with respect to Initial Receivables that are Precomputed Receivables and ______________________ with respect to Initial Receivables that are Simple Interest Receivables.

        "Initial Receivable" means any Standard Receivable conveyed to the Trustee hereunder on the Closing Date and any Fixed Value Receivable conveyed to the Agent on the Closing Date pursuant to the Agency Agreement.

        "Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Pre-Funding Account, which initially shall be $________________.

        "Reserve Account Initial Deposit" means, with respect to the Closing Date and taking into account any transfer of Subsequent Receivables on such date, an amount equal to the Specified Reserve

Account Balance on the Closing Date (which is equal to $________________) and, with respect to each Subsequent Transfer Date after the Closing Date, an amount equal to ___% of the Principal Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date.

        "Servicing Rate" means ___% per annum.

        "Specified Reserve Account Balance" means (STATE FORMULA).

        "Standard Terms and Conditions of Agreement" means the Standard Terms and Conditions of Agreement of Premier Auto Grantor Trusts, dated as of ______________________, in the form attached hereto.

        "Subsequent Receivable" means any Subsequent Standard Receivable conveyed to the Trustee hereunder on a Subsequent Transfer Date and any Subsequent Fixed Value Receivable conveyed to the Agent on a Subsequent Transfer Date pursuant to the Agency Agreement.

        "Trustee" means ______________________, a ______________________
banking corporation, its successors in interest and any successor Trustee hereunder.


                                   ARTICLE II

                             Establishment of Trust

        SECTION 2.01. Creation of Trust. Upon the execution of this Agreement by the parties hereto, there is hereby created a separate trust, which shall be known as Premier Auto Trust 199__-__ (the "Trust"). The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders.

        SECTION 2.02. Acceptance by Trustee. The Trustee hereby accepts all consideration conveyed by the Seller pursuant to Section 3.01 and declares that it will hold such consideration upon the trusts set forth herein for the benefit of the Certificateholders, subject to the terms and provisions of this Agreement.

                                  ARTICLE III

                           Conveyance of Receivables

        SECTION 3.01. Conveyance of Initial Standard Receivables. In consideration of the Trustee's delivery on the Closing Date to or upon the order of the Seller of Class A Certificates in an initial aggregate principal amount equal to the Initial Class A Balance and Class B Certificates in an initial aggregate principal amount equal to the Initial Class B Balance, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

                 (1) the Initial Standard Receivables, and all moneys due thereon on or after __________, in the case of Precomputed Receivables, and all moneys received thereon on and after __________, in the case of Simple Interest Receivables;

                 (2) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Standard Receivables and any other interest of the Seller in such Financed Vehicles;

                 (3) any proceeds with respect to the Initial Standard Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

                 (4) any proceeds from recourse to Dealers on Initial Standard Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

                 (5) any Financed Vehicle that shall have secured any such Initial Standard Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust; and

                 (6)      the proceeds of any and all of the foregoing.

        SECTION 3.02. Conveyance of Subsequent Standard Receivables. (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 14.08(a), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

                 (1) the Subsequent Standard Receivables listed on Schedule A to the related Subsequent Transfer Assignment, and all moneys due thereon on or after the related Subsequent Cutoff Date in the case of Precomputed Receivables, and all moneys received thereon on and after the related Subsequent Cutoff Date in the case of Simple Interest Receivables;

                 (2) the security interests in the Financed Vehicles granted by Obligors pursuant to such Subsequent Standard Receivables and any other interest of the Seller in such Financed Vehicles;

                 (3) any proceeds with respect to such Subsequent Standard Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors;

                 (4) any proceeds from recourse to Dealers with respect to Subsequent Standard Receivables in respect of which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

                 (5) any Financed Vehicle that shall have secured any such Subsequent Standard Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust; and

                 (6)      the proceeds of any and all of the foregoing.

        (b)      (1)      The Seller shall transfer to the Trustee, for the
        benefit of the Certificateholders, the Subsequent Standard Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer
        Date:

                               (i)  the Seller shall have delivered to the
                 Trustee a duly executed Subsequent Transfer Assignment, which shall include supplements to Schedule A listing the Subsequent Receivables;

                              (ii)  the Seller shall have deposited in the
                 Collection Account, to the extent required by Section 14.02, all collections in respect of the Subsequent Receivables;

                             (iii) as of each Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature,
                 (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                              (iv)  the applicable Reserve Account Initial
                 Deposit for such Subsequent Transfer Date shall have been made pursuant to Section 14.08(a);

                               (v)  the Funding Period shall not have
                 terminated;

                              (vi) the Subsequent Receivables transferred to the Trustee pursuant hereto and to the Agent pursuant to the Agency Agreement, including the Subsequent Receivables to be so conveyed to the Trustee and the Agent on such Subsequent Transfer Date, shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): (A) not more than ___% of the Principal Balances of the Receivables transferred to the Trustee and the Agent, as applicable, shall represent vehicles financed at CCC's used vehicle rates; and (B) the weighted average APR of the Receivables transferred to the Trustee and the Agent, as applicable, shall not be less than ___%, unless, with the prior consent of the Rating Agencies, the Seller increases the Reserve Account Initial Deposit by the Additional Amount solely relating thereto; and the weighted average remaining term of the Receivables transferred to the Trustee and the Agent, as applicable, including the Subsequent Receivables to be conveyed to the Trustee and the Agent on such Subsequent Transfer Date, shall not be greater than ____ months;

                             (vii) each of the representations and warranties made by the Seller pursuant to Section 12.01 with respect to the Subsequent Receivables shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                            (viii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Standard Receivables identified in the Subsequent Transfer Assignment have been sold to the Trustee pursuant to this Agreement;

                              (ix)  the Seller shall have taken any action
                 required to maintain the first perfected ownership interest of the Trustee in the Trust property;

                               (x)  no selection procedures believed by the
                 Seller to be adverse to the interests of the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

                              (xi)  the addition of any such Subsequent
                 Receivables shall not result in a material adverse tax consequence to the Trust or the Certificateholders; and

                             (xii) the Seller shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph
                 (b)(1).

                 (2) In addition, any such conveyance of Subsequent Standard Receivables made on one or more Subsequent Transfer Dates occurring during any Collection Period also will be subject to the satisfaction, on or before the __________ day of the month following the end of such Collection Period (or if such __________ day is not a Business Day, then on the next succeeding Business Day), of the following conditions subsequent:

                               (i)  the Seller shall have delivered to the
                 Trustee and the Rating Agencies a statement listing the aggregate Principal Balance of the Subsequent Standard Receivables so transferred to the Trustee and the Subsequent Fixed Value Receivables transferred to the Agent during the related Collection Period, and any other information reasonably requested by any of the foregoing with respect to such Subsequent Standard Receivables and Subsequent Fixed Value Receivables;

                              (ii)  each of the Rating Agencies shall have
                 notified the Seller in writing that, following the transfer of all such Subsequent Standard Receivables to the Trustee and Subsequent Fixed Value Receivables to the Agent, as applicable, during the related Collection Period, the (Class
                 A) Certificates continue to be rated in the highest investment rating category by each such Rating Agency;

                             (iii) the Seller shall have delivered (A) to the Rating Agencies an Opinion of Counsel with respect to the transfer of such Subsequent Standard Receivables and

                 Subsequent Fixed Value Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date and (B) to the Trustee the Opinion of Counsel required by Section 21.02(i)(1);

                              (iv)  the Seller shall have delivered to the
                 Trustee a letter of a firm of independent certified public accountants confirming that the conditions set forth in
                 Section 3.02(c)(1)(vi) were satisfied with respect to those Subsequent Standard Receivables conveyed to the Trustee and the Subsequent Fixed Value Receivables conveyed to the Agent on each Subsequent Transfer Date during the related Collection Period, covering substantially the same matters with respect to such Subsequent Receivables as are set forth on Exhibit D to the Standard Terms and Conditions of Agreement, and, if any of such Subsequent Receivables are OMSC Receivables, setting forth the aggregate Principal Balance thereof; and

                               (v)  the Seller shall have delivered to the
                 Trustee an Officers' Certificate confirming the satisfaction of each condition specified in this paragraph (b)(2).

The Seller covenants that in the event any of the foregoing conditions subsequent are not satisfied with respect to any Subsequent Standard Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Standard Receivable from the Trustee, at a price equal to the Purchase Amount thereof, in the manner specified in Section 14.05.

        (c) The Seller covenants to transfer Subsequent Standard Receivables to the Trustee pursuant to paragraph (a) above and/or Subsequent Fixed Value Receivables to the Agent pursuant to the Agency Agreement with an aggregate Principal Balance equal to $__________. In the event that the Seller shall fail to deliver and sell to the Trustee and/or the Agent any or all of such Subsequent Receivables by the date on which the Funding Period ends and the Pre-Funded Amount is greater than $__________ on such date, the Seller shall be obligated to deposit an amount equal to the Prepayment Premium into the Certificate Distribution Account on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period); provided, however, that the foregoing shall be the sole remedy of the Trustee, the Agent or the Certificateholders with respect to a failure of the Seller to comply with such covenant.

        SECTION 3.03. Conveyance of Fixed Value Receivables to Agent. The Seller hereby confirms that the Seller, on the date hereof, has sold, transferred, assigned and otherwise conveyed and, during the

Funding Period (subject to the conditions set forth in Section 3.02 of the Agency Agreement), will sell, transfer, assign and otherwise convey, to the Agent for the benefit of the Trust and the Seller, without recourse, all right, title and interest of the Seller in and to:

                 (1) the Initial Fixed Value Receivables and the Subsequent Fixed Value Receivables, as applicable, and all moneys due thereon on or after the related Cutoff Date, in the case of Precomputed Receivables, and all moneys received thereon on and after the related Cutoff Date, in the case of Simple Interest Receivables;

                 (2) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Fixed Value Receivables and the Subsequent Fixed Value Receivables and any other interest of the Seller in such Financed Vehicles;

                 (3) any proceeds with respect to the Initial Fixed Value Receivables and the Subsequent Fixed Value Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors;

                 (4) any proceeds from recourse to Dealers on Initial Fixed Value Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; and

                 (5)      the proceeds of any and all of the foregoing.


                                   ARTICLE IV

                 Incorporation of Standard Terms and Conditions

        SECTION 4.01. Incorporation of Standard terms and Conditions of Agreement. This Pooling and Servicing Agreement does hereby incorporate by reference the Standards Terms and Conditions of Agreement for Premier Auto Grantor Trusts dated as of ______________________ (the "Standard Terms and Conditions of Agreement"), in the form attached hereto.


                                   ARTICLE V

            Additional Representations and Warranties of the Seller

        SECTION 5.01. Additional Representations and Warranties of the Seller. The Seller makes the following representations and warranties on which the Trustee relies in accepting the Standard Receivables in trust and executing and authenticating the

Certificates. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Initial Standard Receivables and the Subsequent Standard Receivables to the Trustee.

                       (i) Maturity of Receivables. Each Standard Receivable and Fixed Value Receivable has a final maturity date not later than ______________; the weighted average remaining term of the Initial Receivables is ___________ months as of the Initial Cutoff Date.

                      (ii) Financing. Approximately _____% of the aggregate principal balance of the Initial Receivables, constituting _____% of the number of Initial Receivables as of the Initial Cutoff Date, represent vehicles financed at new vehicle rates; the remainder of the Initial Receivables represent financing of used vehicles; approximately _____% of the aggregate principal balance of the Initial Receivables represent financing of vehicles manufactured or distributed by Chrysler Corporation; approximately _____% of the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date represent Precomputed Receivables and the remainder of the Initial Receivables represent Simple Interest Receivables; and _____% of the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date consists of Fixed Value Receivables. The aggregate Principal Balance of the Initial Receivables, as of the Initial Cutoff Date, is $__________.


                                   ARTICLE VI

                   Additional Provisions Relating to Servicer

        SECTION 6.01. Chrysler Credit Corporation Not to Resign as Servicer. Subject to the provisions of Section 17.03 of the Standard Terms and Conditions of Agreement, Chrysler Credit Corporation shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Chrysler Credit Corporation shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of Chrysler Credit Corporation in accordance with Section 18.02 of the Standard Terms and Conditions of Agreement.

        SECTION 6.02. Additional Covenant of the Servicer. If the Servicer takes any action pursuant to Section 13.02 of the Standard Terms and Conditions of Agreement that impairs the rights of the Certificateholders in any Receivable, the Servicer shall purchase such Receivable pursuant to Section
13.07 of the Standard Terms and Conditions of Agreement.

        IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                            CHRYSLER FINANCIAL CORPORATION



                                            By:_________________________________
                                               Name:
                                               Title:



                                            CHRYSLER CREDIT CORPORATION



                                            By:_________________________________
                                               Name:
                                               Title:



                                            (____________________________),
                                               as Trustee



                                            By:_________________________________
                                               Name:
                                               Title:

                                   Schedule A

                            Schedule of Receivables



(To be delivered to the Trustee at Closing and supplemented on each Subsequent Transfer Date on which Subsequent Standard Receivables are transferred to the Trust)

                                   Schedule B

                          Location of Receivable Files


                          Chrysler Credit Corporation
                              27777 Franklin Road
                        Southfield, Michigan  48034-8288

                                   Schedule C

                  Schedule of Eligible Investment Receivables

(To be delivered on each Subsequent Transfer Date on which Eligible Investment Receivables are delivered to the Trust)




      ==================================================================





               FORM OF STANDARD TERMS AND CONDITIONS OF AGREEMENT

                                       OF

                              PREMIER AUTO TRUSTS





                         CHRYSLER FINANCIAL CORPORATION
                                     Seller



                                      and



                          CHRYSLER CREDIT CORPORATION
                                    Servicer





                     Dated as of __________________________




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                                                          TABLE OF CONTENTS
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
                                                            ARTICLES I - X

                                                               Reserved

                                                              ARTICLE XI
                                                             Definitions

SECTION 11.01.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 11.02.   Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                             ARTICLE XII
                                                           The Receivables

SECTION 12.01.   Representations and Warranties of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 12.02.   Purchase of Eligible Investment Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 12.03.   Repurchase Upon Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 12.04.   Custody of Receivable Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 12.05.   Duties of Servicer as Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 12.06.   Instructions; Authority to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 12.07.   Custodian's Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 12.08.   Effective Period and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                             ARTICLE XIII
                                             Administration and Servicing of Receivables

SECTION 13.01.   Duties of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 13.02.   Collection and Allocation of Receivable Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 13.03.   Realization Upon Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 13.04.   Physical Damage Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 13.05.   Maintenance of Security Interests in Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 13.06.   Covenants of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 13.07.   Purchase of Receivables Upon Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 13.08.   Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 13.09.   Servicer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 13.10.   Annual Statement as to Compliance; Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 13.11.   Annual Independent Certified Public Accountant's Report  . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 13.12.   Access to Certain Documentation and
                 Information Regarding Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 13.13.   Servicer Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 13.14.   Appointment of Subservicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                             ARTICLE XIV
                                   Distributions; Reserve Account; Statements to Certificateholders

SECTION 14.01.   Establishment of Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 14.02.   Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 14.03.   Application of Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 14.04.   Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 14.05.   Additional Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 14.06.   Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36




                                     (i)

SECTION 14.07.   Reserve Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 14.08.   Pre-Funding Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 14.09.   Statements to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 14.10.   Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 14.11.   Net Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 14.12.   Transfer of the Class B Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                              ARTICLE XV
                                                           The Certificates

SECTION 15.01.   The Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 15.02.   Authentication of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 15.03.   Registration of Transfer and Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 15.04.   Limitations on Transfer of the Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 15.05.   Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 15.06.   Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 15.07.   Access to List of Certificateholders' Names and Addresses  . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 15.08.   Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 15.09.   Book-Entry Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 15.10.   Notices to Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 15.11.   Definitive Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 15.12.   Temporary Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                             ARTICLE XVI
                                                              The Seller

SECTION 16.01.   Representations of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 16.02.   Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 16.03.   Liabilities of Seller; Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 16.04.   Merger or Consolidation of, or Assumption
                 of the Obligations of, Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 16.05.   Limitation on Liability of Seller and Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 16.06.   Seller May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 16.07.   No Transfer of Excess Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                             ARTICLE XVII
                                                             The Servicer

SECTION 17.01.   Representations of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 17.02.   Indemnities of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 17.03.   Merger or Consolidation of, or Assumption
                 of the Obligations of, Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 17.04.   Limitation on Liability of Servicer and Others . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                            ARTICLE XVIII
                                                               Default

SECTION 18.01.   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 18.02.   Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 18.03.   Repayment of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 18.04.   Notification to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56




                                     (ii)

SECTION 18.05.   Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                             ARTICLE XIX
                                                             The Trustee

SECTION 19.01.   Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 19.02.   Certain Matters Affecting Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 19.03.   Trustee Not Liable for Certificates or Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 19.04.   Trustee May Own Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 19.05.   Trustee's Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 19.06.   Eligibility Requirements for Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 19.07.   Resignation or Removal of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 19.08.   Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 19.09.   Merger or Consolidation of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 19.10.   Appointment of Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 19.11.   Representations and Warranties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 19.12.   No Bankruptcy Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 19.13.   Trustee's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 19.14.   Trustee's Assignment of Repurchased Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                                                              ARTICLE XX
                                                             Termination

SECTION 20.01.   Termination of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 20.02.   Optional Purchase of All Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                                             ARTICLE XXI
                                                       Miscellaneous Provisions

SECTION 21.01.   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 21.02.   Protection of Title to Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 21.03.   Separate Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 21.04.   Limitation on Rights of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 21.05.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 21.06.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 21.07.   Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 21.08.   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 21.09.   Certificates Nonassessable and Fully Paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 21.10.   Limitations on Rights of Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 21.11.   Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 21.12.   Nonpetition Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68


Exhibit A        Form of Class A Certificate
Exhibit B        Form of Class B Certificate
Exhibit C        Form of Depository Agreement
Exhibit D        Form of Accountants' Letter
Exhibit E        Form of Servicer's Certificate
Exhibit F        Form of Transferor Certificate
Exhibit G        Form of Investment Letter
Exhibit H        Form of Rule 144A Letter
Exhibit J        Form of Subsequent Transfer Assignment
Exhibit K        Form of Eligible Investment Transfer Assignment




                                     (iii)

Exhibit L        Form of Agency Agreement
Exhibit M-1      Form of Trustee's Certificate - Assignment to Seller
Exhibit M-2      Form of Trustee's Certificate - Assignment to Servicer

                              PREMIER AUTO TRUSTS

                   STANDARD TERMS AND CONDITIONS OF AGREEMENT

                           Dated as of_______________

                                  INTRODUCTION

         These Standard Terms and Conditions of Agreement shall be applicable to Premier Auto Trust grantor trusts formed on or after the date hereof with respect to which a Pooling and Servicing Agreement incorporating by reference these Standard Terms and Conditions of Agreement shall have been executed.


                                  ARTICLES I-X

                                    Reserved


                                   ARTICLE XI

                                  Definitions

         SECTION 11.01 Definitions. Whenever used in the Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Additional Amount" means the aggregate of all amounts required to be deposited to the Reserve Account in connection with any conveyance of Subsequent Standard Receivables to the Trustee pursuant to the Agreement or of Subsequent Fixed Value Receivables to the Agent pursuant to the related Agency Agreement.

         "Advance" means either a Precomputed Advance or a Simple Interest Advance or both, as applicable.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agency Agreement" shall have the meaning set forth in the Agreement.

         "Agent" shall have the meaning set forth in the Agreement.

         "Agreement" means a pooling and servicing agreement among CFC, as seller, CCC, as servicer, and the Trustee named in such agreement, into which these Standard Terms and Conditions of Agreement shall be incorporated by reference, and all amendments and supplements thereto.

         "Amortizing Payment" means with respect to each Fixed Value Receivable or Eligible Investment Fixed Value Receivable, as applicable, and each Collection Period prior to the date on which the Fixed Value Payment is due, the amount specified on the applicable Contract prepayment schedule as the "Amount of Each Payment," except that in the case of a prepayment, liquidation or repurchase by the Servicer, the Amortizing Payment shall be equal to the aggregate "Amount of Each Payment" that has not yet been paid for the period through and including the last payment prior to the date when the Fixed Value Payment is due less the amount of the unearned finance charges under the related Contract allocable to such amount in accordance with the Servicer's customary procedures.

         "Amount Financed" means (a) with respect to a Standard Receivable or Eligible Investment Standard Receivable, as applicable, the amount advanced under such Standard Receivable or Eligible Investment Standard Receivable toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle; and (b) with respect to a Fixed Value Receivable or Eligible Investment Fixed Value Receivable, as applicable, an amount equal to the present value of the fixed level payment monthly installments (not including the amount designated as the Fixed Value Payment) thereunder, assuming that each payment is made on the due date in the month in which such payment is due, discounted at the APR for such Fixed Value Receivable or Eligible Investment Fixed Value Receivable, as applicable.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

         "Benefit Plan" has the meaning set forth in Section 15.04(b).

         "Book-Entry Certificates" means, unless otherwise specified in the Agreement, a beneficial interest in the Class A or Class B Certificates, ownership and transfers of which shall be registered through book entries by a Clearing Agency as described in Section 15.09.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

         "CCC" means Chrysler Credit Corporation, a Delaware corporation, or its successors.

         "Certificate Balance" means, as of any date, the aggregate outstanding principal amount of the Certificates at such date.

         "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar appointed pursuant to Section 15.03.

         "Certificateholder" or "Holder" means a Person in whose name a Certificate is registered in the Certificate Register.

         "Certificates" shall have the meaning set forth in the Agreement.

         "CFC" means Chrysler Financial Corporation, a Michigan corporation, or its successors.

         "Class A Certificate Balance" means, as of any date of determination, the Initial Class A Certificate Balance, as specified in the Agreement, reduced by all amounts previously distributed to Holders of Class A Certificates and allocable to principal.

         "Class A Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount for such date.

         "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Class A Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class A Certificates actually received on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

         "Class A Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest at the Class A Pass-Through Rate on the Class A Certificate Balance on the last day of the preceding Collection Period.

         "Class A Pass-Through Rate" shall have the meaning specified in the Agreement.

         "Class A Percentage" shall have the meaning specified in the Agreement.

         "Class A Pool Factor" means, as of the close of business on the last day of any Collection Period, a seven-digit decimal figure equal to the Class A Certificate Balance as of such Record Date divided by the Initial Class A Certificate Balance.

         "Class A Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A Monthly Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to Holders of the Class A Certificates on such current Distribution Date.

         "Class A Principal Distributable Amount" means, with respect to any Distribution Date, the Class A Percentage of the Principal Distribution Amount. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class A Principal Distributable Amount will include the lesser of (a) the Class A Percentage of (i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

         "Class B Certificate Balance" means, as of any date of determination, the Initial Class B Certificate Balance, as specified in the Agreement, reduced by all amounts previously distributed to Holders of Class B Certificates (or deposited in the Reserve Account, exclusive of the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses to the extent of the amount of such Realized Loses paid from the Class B Percentage of the Principal Distribution Amount.

         "Class B Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

         "Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Class B Interest Distributable Amount for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class B Certificates actually received on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

         "Class B Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Monthly Interest Distributable Amount for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date. Unless otherwise specified in the Agreement, interest with respect to the Class B Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         "Class B Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest at the Class B Pass-Through Rate on the Class B Certificate Balance on the last day of the preceding Collection Period.

         "Class B Pass-Through Rate" shall have the meaning specified in the Agreement.

         "Class B Percentage shall have the meaning specified in the Agreement.

         "Class B Pool Factor" means, as of the close of business on the last day of any Collection Period, a seven-digit decimal figure equal to the Class B Certificate Balance as of such Record Date divided by the Initial Class B Certificate Balance.

         "Class B Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Monthly Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually distributed to Holders of the Class B Certificates on such current Distribution Date.

         "Class B Principal Distributable Amount" means, with respect to any Distribution Date, the Class B Percentage of the Principal Distribution Amount. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class B Principal Distributable Amount will include the lesser of (a) the Class B Percentage of (i) any Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" with respect to each Trust shall have the meaning set forth in the applicable Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 14.01(a).

         "Collection Period" means a calendar month (or in the case of the first Distribution Date, the period from and including the Initial Cutoff Date to and including the last day of the calendar month in which the Closing Date occurs). Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, (2) all current and previous Payaheads, (3) all applications of Payahead Balances, (4) all Advances and reductions of Advances and (5) all distributions to be made on the following Distribution Date.

         "Contract" means a motor vehicle retail installment sale contract.

         "Corporate Trust Office" means the principal office of the Trustee at the address set forth in the related Agreement or at such other address as the Trustee may designate from time to time by notice to Certificateholders, the Seller and the Servicer, or the principal corporate trust office of any successor Trustee (of which address such successor Trustee shall notify the Certificateholders, the Seller and Servicer).

         "Cutoff Date" means, with respect to any Receivable or Eligible Investment Receivable, as applicable, the date as of which collections on such Receivable or Eligible Investment Receivable will be included in a Trust or the related Trust Account pursuant to the related Agreement.

         "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to CCC under an existing agreement between such dealer and CCC.

         "Definitive Certificates" shall have the meaning specified in Section 15.11.

         "Delivery" when means:

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either, subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

         (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "depository" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

         (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

         "Determination Date" means, unless otherwise specified in the Agreement, the ______ Business Day of each calendar month.

         "Distribution Account" means the account designated as such, established and maintained pursuant to Section 14.01(a).

         "Distribution Date" with respect to each Trust shall have the meaning set forth in the applicable Agreement.

         "Duff & Phelps" means Duff & Phelps Credit Rating Company, or its successor.

         "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Colombia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

         "Eligible Institution" means (a) the corporate trust department of the Trustee or any other entity specified in the Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Trustee or any such other entity specified in the Agreement may be considered an Eligible Institution for the purposes of clause
(b) of this definition.

         "Eligible Investment Fixed Value Receivable" means any Contract listed on Schedule C to an Agreement (which Schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of Eligible Investment Receivables to the related Trustee, as collateral agent in respect of the Reserve Account, on Subsequent Transfer Dates, which

Contract provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the actuarial method, the simple interest method or the Rule of 78s, but also requires a final payment that is greater than the scheduled monthly payments and is due after payment of such scheduled monthly payments and that may be made by (i) payment in full in cash of a fixed value amount, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or (iii) refinancing the final fixed value payment in accordance with certain conditions.

         "Eligible Investment Receivable" means (i) any Eligible Investment Standard Receivable and (ii) the Amortizing Payments with respect to any Eligible Investment Fixed Value Receivable.

         "Eligible Investment Standard Receivable" means any Contract that is not an Eligible Investment Fixed Value Receivable, which Contract is listed on Schedule C to an Agreement (which Schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of Eligible Investment Receivables to the related Trustee, as collateral agent in respect of the Reserve Account, on Subsequent Transfer Dates.

         "Eligible Investment Transfer Assignment" means a written assignment substantially in the form of Exhibit K.

         "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

         (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

         (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (of any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

         (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

         (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

         (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

         (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

         (g) repurchase obligations with respect to any security or whole loan, entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the provision in such clause (b) shall be A-1 or higher in the case of Standard & Poor's)(such depository institution or trust company being referred to in this definition as a "financial institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (a "broker/dealer") the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"),
(iii) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal, that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, that guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

               (1) the aggregate amount of funds invested in repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or Guaranteed Counterparty in respect of which Standard & Poor's unsecured short- term ratings are A-1 (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the Rated Holding Company) shall not exceed 20% of the Certificate Balance (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-1+ (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

               (2) in the case of the Reserve Account and the Pre-Funding Account, the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

               (3) the repurchase obligation must mature within 30 days of the date on which the Trustee on behalf of the Trust, enters into such repurchase obligation;

               (4) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

               (5) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Trustee;

               (6) the repurchase obligation shall require that the collateral subject thereto shall be marked to market daily;

               (7) in the case of a repurchase obligation of a Guaranteed Counterparty, the following conditions shall also be satisfied:

                      (A) the Trustee shall have received an opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditor's rights generally and to general equitable principles;

                      (B) the Trustee shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company, (y) a resolution, certified by an officer of the Rated Holding Company and (z) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                      (C) the only conditions to the obligation of such Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that not notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that Trustee or the Trust shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                      (D) the guarantee of the Rated Holding Company shall be irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

                      (E) each of Standard & Poor's and Moody's has confirmed in writing to the Trustee that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Certificates.

               (8) the repurchase obligation shall require that the repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation; and

         (h) Eligible Investment Receivables; provided that Eligible Investment Receivables shall be Eligible Investments only for funds in the Reserve Account and only to the extent of the portion of the Specified Reserve Account Balance specified in the Agreement in clause (ii) of the definition of "Specified Reserve Account Balance"; and

         (i) any other investment with respect to which the Trustee or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings of the Certificates.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" means an event specified in Section 18.01.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Final Scheduled Distribution Date" means the date specified in an Agreement as the final scheduled distribution date with respect to the related Certificates.

         "Final Scheduled Maturity Date" means the final scheduled maturity date specified in the Agreement in respect of the Receivables transferred to the Trust under such Agreement or to the Agent under the related Agency Agreement.

         "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Standard Receivable, Fixed Value Receivable or Eligible Investment Receivable, as the case may be.

         "Fitch" means Fitch Investors Service, Inc., or its successor.

         "Fixed Value Payment" means, with respect to each Fixed Value Receivable or Eligible Investment Fixed Value Receivable, as applicable, the amount specified in the applicable Contract as the "amount of fixed value payment" reduced (i) in the case of a prepayment or repurchase, by the amount of the unearned finance charges under the Contract allocable to such payment in accordance with the Servicer's customary procedures and (ii) in the case of a liquidation, by the excess of Liquidation Proceeds collected by the Servicer over the Amortizing Payment on such date.

         "Fixed Value Receivable" means any Contract listed on Schedule A to an Agency Agreement (which Schedule may be in the form of a microfiche), as such Schedule shall be supplemented to reflect the transfer of Subsequent Fixed Value Receivables to the Agent on each Subsequent Transfer Date pursuant to such Agency Agreement, which provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the actuarial method, the simple interest method or the Rule of 78s, but also requires a final payment that is greater than the scheduled monthly payments and such final payment is due after payment of such scheduled monthly payments and may be made by (i) payment in full in cash of a fixed value amount, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or (iii) refinancing the final fixed value payment in accordance with certain conditions.

         "Funding Period" with respect to each Trust shall have the meaning set forth in the applicable Agreement.

         "Initial Cutoff Date" means the date or dates as of which Initial Standard Receivables, if any, are conveyed to a Trust pursuant to the Agreement or Initial Fixed Value Receivables, if any, are conveyed to the Agent under the related Agency Agreement.

         "Initial Fixed Value Receivable" means any Initial Receivable that is a Fixed Value Receivable.

         "Initial Receivables" means the Standard Receivables, if any, conveyed to the Trustee on the Closing Date under, and listed on Schedule A to, the Agreement and the Fixed Value Receivables, if any, conveyed to the Agent on the Closing Date under, and listed on Schedule A to, the related Agency Agreement.

         "Initial Standard Receivable" means any Initial Receivable that is a Standard Receivable.

         "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Interest Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts in respect of the Receivables (i.e., not Eligible Investment Receivables) and the preceding Collection Period: (i) that portion of all collections on Receivables (including Payaheads) allocable to interest, (ii) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer of interest due on Receivables, (iv) the Purchase Amount of each Receivable that became a Purchased Receivable during the related Collection Period to the extent attributable to accrued interest on such Receivable (v) Recoveries for such Collection Period, and (vi) Investment Earnings for such Collection Period; provided, however, that in calculating the Interest Distribution Amount the following will be excluded: (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of interest; (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of interest; (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period; (v) the sum for all Simple Interest Receivables of collections on each such Simple Interest Receivable received during the preceding Collection Period in excess of the amount of interest that would be due on the aggregate Principal Balance of the Simple Interest Receivables during such Collection Period at their respective APRs if a payment were received on each Simple Interest Receivable during such Collection Period on the date payment is due under the terms of the related Contract; (vi) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and (vii) amounts released from the Pre-Funding Account.

         "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited to the Distribution Account on such Distribution Date pursuant to
Section 14.01(b).

         "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

         "Liquidated Receivable" means any Receivable or Eligible Investment Receivable, as applicable, liquidated by the Servicer through sale of a Financed Vehicle or otherwise.

         "Liquidation Proceeds" means, with respect to a Liquidated Receivable, the monies collected in respect thereof, from whatever source, during the Collection Period in which such Receivable or Eligible Investment Receivable, as applicable, became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation, plus any amounts required by law to be remitted to the Obligor.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

         "Officers' Certificate" means a certificate signed by the (a) chairman of the board, the president, any executive vice president or any vice president and (b) any treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Servicer, as appropriate.

         "OMSC" means Overseas Military Sales Corporation, or its successor.

         "OMSC Receivable" means any Standard Receivable acquired by CCC from OMSC.

         "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Seller or the Servicer, which counsel shall be acceptable to the Trustee or Rating Agencies, as applicable.

         "Original Pool Balance" means the sum, as of any date, of the Pool Balance as of the Initial Cutoff Date, plus the aggregate Principal Balance of the Subsequent Receivables, if any, sold to the Trust, as of their respective Cutoff Dates.

         "Outstanding Precomputed Advances" on the Precomputed Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Precomputed Advances, reduced as provided by Section 14.04(a).

         "Outstanding Simple Interest Advances" on the Simple Interest Receivables means the sum, as of the close of business on the last day of a Collection Period, of all Simple Interest Advances, reduced as provided in
Section 14.04(b).

         "Payahead" on a Receivable that is a Precomputed Receivable means the amount, as of the close of business on the last day of a Collection Period, computed in accordance with Section 14.03 with respect to such Receivable.

         "Payahead Account" means the account designated as such, established and maintained pursuant to Section 14.01(c).

         "Payahead Balance" on a Precomputed Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Precomputed Receivable, as reduced by applications of previous Payaheads with respect to such Precomputed Receivable, pursuant to Sections 14.03 and 14.04.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

         "Pool Balance" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables as of such date (excluding Purchased Receivables and Liquidated Receivables).

         "Precomputed Advance" means the amount, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on any Precomputed Receivable pursuant to Section 14.04(a).

         "Precomputed Receivable" means any Receivable or Eligible Investment Receivable, as applicable, under which the portion of each payment allocable to earned interest (which may be referred to in the Receivable as an add-on finance charge) and the portion allocable to the Amount Financed are determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method, or which is a monthly actuarial receivable.

         "Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Pre-Funding Account. The amount, if any, to be deposited initially to the Pre-Funding Account will be specified in the Agreement.

         "Pre-Funded Percentage" means, with respect to the Class A Certificates and the Class B Certificates, the quotient (expressed as a percentage) of (i) the initial Class A Certificate Balance or

Class B Certificate Balance, as the case may be, and (ii) the Initial Certificate Balance.

         "Pre-Funding Account" means the Trust Account designated as such, established pursuant to Section 14.01(a).

         "Prepayment Premium" means the Class A Prepayment Premium or the Class B Prepayment Premium, or both, as specified in the Agreement.

         "Principal Balance" means the Amount Financed minus the sum, as of the close of business on the last day of a Collection Period, of (a) with respect to a Precomputed Receivable (i) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial or constant yield method, (ii) any refunded portion of extended warranty protection plan costs or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Purchase Amount allocable to principal and (iv) any prepayment in full or any partial prepayments applied to reduce the Principal Balance and (b) with respect to a Simple Interest Receivable (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Purchase Amount allocable to principal.

         "Principal Distribution Amount" means, for any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:
(i) that portion of all collections on Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original Contract; and (vi) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer on such Final Scheduled Distribution Date with respect to principal on the Receivables; provided, however, that in calculating the Principal Distribution Amount the following will be excluded:
(i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance of principal, (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances of principal, (iii) all payments and proceeds

(including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Principal Distribution Amount in a prior Collection Period, (iv) Recoveries and (v) amounts released from the Pre-Funding Account.

         "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable or Eligible Investment Receivable, as applicable, under the terms thereof including interest to the end of the month of purchase.

         "Purchased Receivable" means a Receivable or Eligible Investment Receivable, as applicable, purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 13.07 or by the Seller pursuant to Section 12.03.

         "Rating Agency" means, unless otherwise specified in the Agreement, Moody's and Standard & Poor's and, for purposes of Section 3.02(b) of the Agreement only, Fitch and Duff & Phelps. If no such organization or successor is any longer in existence, "Rating Agency" shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch and Duff & Phelps, although, except as set forth above, neither shall be deemed a Rating Agency for any purposes of this Agreement.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Certificates.

         "Realized Losses" means, with respect to any Receivable or Eligible Investment Receivable, as applicable, that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

         "Receivable" means (i) any Standard Receivable and (ii) the Amortizing Payments with respect to any Fixed Value Receivable. An Eligible Investment Receivable is not a Receivable.

         "Receivable Files" means the documents specified in Section 12.04.

         "Record Date" with respect to each Distribution Date means the first day of the calendar month in which such Distribution Date occurs, unless otherwise specified in the Agreement.

         "Recoveries" means, with respect to any Receivable or Eligible Investment Receivable, as applicable, that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable or Eligible Investment Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

         "Reserve Account" means the account designated as such, established and maintained pursuant to Section 14.07.

         "Reserve Account Initial Deposit" with respect to a Reserve Account and any Trust shall have the meaning set forth in the related Agreement.

         "Reserve Account Property" has the meaning assigned thereto in Section 14.07(a)(ii).

         "Scheduled Payment" on a Precomputed Receivable means that portion of the payment required to be made by the Obligor during each Collection Period sufficient to amortize the Principal Balance thereof under the actuarial method over the term of the Receivable and to provide interest at the APR.

         "Seller" means Chrysler Financial Corporation, a Michigan corporation, and its successors in interest to the extent permitted hereunder.

         "Servicer" means Chrysler Credit Corporation, a Delaware corporation, as the servicer of the Receivables, and each successor Servicer pursuant to
Section 17.03 or 18.02.

         "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 13.09, substantially in the form of Exhibit E.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 13.08.

         "Servicing Rate" means, unless otherwise specified in the Agreement, 1.00%

         "Simple Interest Advance" means the amount of interest, as of the close of business on the last day of a Collection Period, which the Servicer is required to advance on the Simple Interest Receivables pursuant to Section 14.04(b).

         "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

         "Simple Interest Receivable" means any Receivable or Eligible Investment Receivable, as applicable, under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         "Specified Reserve Account Balance" means the amount of funds generally required to be maintained in the Reserve Account, determined as specified in the Agreement.

         "Standard & Poor's" means Standard & Poor's Ratings Group, or its successor.

         "Standard Receivable" means any Contract that is listed on Schedule A to the Agreement (which schedule may be in the form of microfiche), as such Schedule shall be supplemented to reflect the transfer of Subsequent Standard Receivables, if any, to the Trustee pursuant to the Agreement.

         "Subsequent Cutoff Date" means any date as of which particular Subsequent Standard Receivables are conveyed to the Trustee pursuant to the Agreement or particular Subsequent Fixed Value Receivables are conveyed to the Agent pursuant to the related Agency Agreement.

         "Subsequent Fixed Value Receivable" means any Subsequent Receivable that is a Fixed Value Receivable.

         "Subsequent Receivables" means the Standard Receivables transferred to the Trustee pursuant to the Agreement and the Fixed Value Receivables transferred to the Agent pursuant to the related Agency Agreement, which shall be listed on Schedule A to the related Subsequent Transfer Assignment.

         "Subsequent Standard Receivable" means any Subsequent Receivable that is a Standard Receivable.

         "Subsequent Transfer Assignment" means a written assignment substantially in the form of Exhibit J.

         "Subsequent Transfer Date" means, (i) with respect to Subsequent Receivables, any date during the Funding Period on which Subsequent Standard Receivables are to be transferred to the Trustee pursuant to the Agreement or Subsequent Fixed Value Receivables are to be transferred to the Agent pursuant to the Agency Agreement, and a Subsequent Transfer Assignment is executed and delivered to the related Trustee or Agent, as applicable, and, (ii) with respect to Eligible Investment Receivables, any date on which Eligible Investment Receivables are to be transferred to the Trustee, as collateral agent in respect of the Reserve Account, pursuant to the Agreement and an Eligible Investment Transfer

Assignment is executed and delivered to such Trustee as collateral agent.

         "Total Distribution Amount" means, for each Distribution Date, the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

         "Trust" shall have the meaning set forth in the Agreement.

         "Trustee" with respect to each Trust shall have the meaning assigned thereto in the Agreement.

         "Trustee Officer" means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

         SECTION 11.02. Other Definitional Provisions. (a) All terms defined in this Standard Terms and Conditions of Agreement or any Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

         (b) As used herein, in any Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein or in such Agreement or in any such certificate or other document, and accounting terms partly defined herein or in such Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein, in any related Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein, in such Agreement or in any such certificate or other document shall control.

         (c) The words "hereof," "herein," "hereunder" and word of similar import when used herein shall refer to these Standard Terms and Conditions of Agreement and the Agreement as a whole and not to any particular provision of the Standard Terms and Conditions of Agreement or the Agreement; Article, Section, Schedule and Exhibit references contained in the Standard Terms and Conditions of Agreement or any Agreement are references to Articles, Sections, Schedules and Exhibits in or to the Standard Terms and Conditions of Agreement and the Agreement, respectively; and the term "including" shall mean "including without limitation".

         (d) The definitions contained in these Standard Terms and Conditions of Agreement and the Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE XII

                                The Receivables

         SECTION 12.01.   Representations and Warranties of Seller.   The
Seller makes the following representations and warranties as to the Receivables on which the Trustee shall be deemed to rely in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of the Agreement and as of the Closing Date, in the case of the Initial Receivables, if any, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, if any, but in each case shall survive the sale, transfer and assignment of any Initial Receivables and Subsequent Receivables to the Trustee.

               (i)      Characteristics of Receivables.   Each Standard
         Receivable and each Fixed Value Receivable (a) shall have been originated in the United States of America (except for any OMSC Receivables) by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from CCC, which, in turn, shall have purchased such Standard Receivable or Fixed Value Receivable from such Dealer under an existing dealer agreement with CCC, (b) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of CCC in the Financed Vehicle, which security interest has been assigned by CCC to the Seller, and shall be assignable by the Seller, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Standard Receivable or Fixed Value Receivable may be minimally different from the level payments and that the payment in the last month of a Fixed Value Receivable may be a Fixed Value Payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (v) in the case of a Precomputed Receivable, in the event that such Contract is prepaid, shall provide for a prepayment that fully pays the Principal Balance and includes a full month's interest, in the month of prepayment, at the Annual Percentage Rate. The Obligor on each OMSC Receivable was in the service of the United States of America military at the time such OMSC Receivable was originated.

               (ii) Schedule of Receivables. The information set forth in Schedule A to each Agreement (which shall include all information with respect to the Standard Receivables and well as the Fixed Value Receivables), (Schedule A to the Agency Agreement (with respect to the Fixed Value Receivables) and Schedule A to any Subsequent Transfer Assignment shall be true and correct in all material respects as of the opening of business on the related Cutoff Date, and no selection procedures believed to be adverse to the Certificateholders shall have been utilized in selecting the Standard Receivables or the Fixed Value Receivables. Each computer tape or other listing regarding the Standard Receivables and Fixed Value Receivables made available to the Trustee and the Agent shall be true and correct in all respects.

               (iii)    Compliance with Law.   Each Standard Receivable and
         Fixed Value Receivable and the sale of the Financed Vehicle shall comply at the time of the execution of the Agreement in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder (or, in the case of OMSC Receivables, Swiss laws and regulations and the laws and regulations of the jurisdiction where the Receivable was originated), including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Texas Consumer Credit Code, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

               (iv)     Binding Obligation.   Each Standard Receivable and
         Fixed Value Receivable shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

               (v)      No Government Obligor.   None of the Standard
         Receivables or Fixed Value Receivables shall be due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

               (vi)     Security Interest in Financed Vehicle.   Immediately
         prior to the sale, assignment and transfer thereof, each Standard Receivable and each Fixed Value Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party.

               (vii)    Receivables in Force.   No Standard Receivable or Fixed
         Value Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Standard Receivable or Fixed Value Receivable in whole or in part.

               (viii)   No Waiver.   No provision of a Standard Receivable or
         Fixed Value Receivable shall have been waived.

               (ix)     No Amendments.   No Standard Receivable or Fixed Value
         Receivable shall have been amended such that the amount of the Obligor's Scheduled Payments shall have been increased except for increases resulting from the inclusion of any premiums for forced placed physical damage insurance covering the Financed Vehicle.

               (x)      No Defenses.   No right of rescission, setoff,
         counterclaim or defense shall have been asserted or threatened with respect to any Standard Receivable or Fixed Value Receivable.

               (xi)     No Liens.   To the best of the Seller's knowledge, no
         liens or claims shall have been filed for work, labor or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Standard Receivable or Fixed Value Receivable.

               (xii)    No Default.   No Standard Receivable or Fixed Value
         Receivable has a payment that is more than 90 days overdue as of the related Cutoff Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has arisen; and the

         Seller has not waived and shall not waive any of the foregoing.

               (xiii)   Insurance.   The Seller, in accordance with its
         customary procedures, shall have determined that the Obligor has obtained physical damage insurance covering the Financed Vehicle and under the terms of the Standard Receivable or Fixed Value Receivable the Obligor is required to maintain such insurance.

               (xiv)    Title.   (a)  It is the intention of the Seller that
         the transfer and assignment herein contemplated constitute a sale of the Standard Receivables from the Seller to the Trust and that the beneficial interest in and title to such Standard Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Standard Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Standard Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Trustee, for the benefit of the Certificateholders, shall have good and marketable title to each such Standard Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

                        (b) It is the intention of the Seller that the transfer and assignment contemplated in the Agency Agreement constitute a sale of the Fixed Value Receivables from the Seller to the Agent and that the beneficial interest in and title to the Fixed Value Receivables not be part of the debtor's estate (except to the extent of its interest in the Fixed Value Payment) in the event of the filing of a bankruptcy petition by or against the Seller under any
         bankruptcy law.   No Fixed Value Receivable has been sold,
         transferred, assigned or pledged by the Seller to any Person other than the Agent for the benefit of the Trust and the Seller. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Fixed Value Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Agent, for the benefit of the Trust and the Seller, shall have good and marketable title to each such Fixed Value Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

               (xv)     Lawful Assignment.   No Standard Receivable or Fixed
         Value Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Standard Receivable or Fixed Value Receivable under the Agreement, the Agency Agreement or any Subsequent Transfer Assignment, as the case may be, or pursuant to transfers of the Certificates shall be unlawful, void or voidable.

               (xvi)    All Filings Made.   All filings (including UCC filings)
         necessary in any jurisdiction to give the Trustee a first perfected ownership interest in the Standard Receivables and the Agent a first perfected ownership interest in the Fixed Value Receivables shall have been made.

               (xvii)   One Original.   There shall be only one original
         executed copy of each Standard Receivable and each Fixed Value Receivable.

               (xviii)  Scheduled Payments.   (a)  Each Standard Receivable and
         Fixed Value Receivable has a first Scheduled Payment due, in the case of Precomputed Receivables, or a scheduled due date, in the case of Simple Interest Receivables, on or prior to the end of the month following the related Cutoff Date and (b) no Standard Receivable or Fixed Value Receivable has a payment that is more than 90 days overdue as of the related Cutoff Date, and has a final scheduled payment date no later than the Final Scheduled Maturity Date.

               (xix)    Location of Receivable Files.   The Receivable Files
         are kept at one or more of the locations listed in Schedule B to the Agreement.

               (xx)     Remaining Maturity.   The latest scheduled maturity of
         any Standard Receivable or Fixed Value Receivable shall be no later than the Final Scheduled Maturity Date.

               (xxi)    Outstanding Principal Balance.   Each Standard
         Receivable and Fixed Value Receivable has an outstanding gross balance of at least $1,000.

               (xxii)   No Bankruptcies or First-Time Buyers.   No Obligor on
         any Standard Receivable or Fixed Value Receivable as of the related Subsequent Cutoff Date was noted in the related Receivable File as having filed for bankruptcy, and no such Obligor financed a Financed Vehicle under CCC's "New Finance Buyer Plan" program.

               (xxiii) No Repossessions. No Financed Vehicle securing any Standard Receivable or Fixed Value Receivable is in repossession status.

               (xxiv) Chattel Paper. Each Standard Receivable and each Fixed Value Receivable constitutes "chattel paper" under the UCC.

               (xxv) Agreement. The representations and warranties contained herein and in the Agreement shall be true and correct.

               (xxvi) Remaining Maturity. The latest scheduled maturity of any Standard Receivable or Fixed Value Receivable shall be no later than the Final Scheduled Maturity Date.

         SECTION 12.02. Purchase of Eligible Investment Receivables. (a) Pursuant to Section 14.07(d), the Trustee, as collateral agent, may invest funds in the Reserve Account in Eligible Investment Receivables, but only up to the portion of the Specified Reserve Account Balance, if any, specified in the definition "Specified Reserve Account Balance" contained in the Agreement. Eligible Investment Receivables shall be part of the Reserve Account and shall not be Receivables hereunder and, except for Investment Earnings in respect of the Eligible Investment Receivables (which Investment Earnings shall be distributed to the Seller pursuant to Section 14.07(d)), collections on and Purchase Amounts in respect of Eligible Investment Receivables shall be applied as part of the Reserve Account pursuant to Section 14.07 and shall not be part of the Total Distribution Amount. Upon delivery by the Trustee, as collateral agent, to the Seller of an amount equal to the aggregate Principal Balance of the Eligible Investment Receivables then being purchased by the Trustee as collateral agent, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, as collateral agent, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

               (i) the Eligible Investment Receivables listed on Schedule A to the related Eligible Investment Transfer Assignment, and all monies due thereon, on or after the related Cutoff Date, in the case of Precomputed Receivables, and all monies received thereon, on and after the related Cutoff Date, in the case of Simple Interest Receivables;

               (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to such Eligible Investment Receivables and any other interest of the Seller in such Financed Vehicles;

               (iii) any proceeds with respect to such Eligible Investment Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

               (iv) any proceeds from recourse to Dealers with respect to Eligible Investment Receivables in respect of which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

               (v) any Financed Vehicle that shall have secured any such Eligible Investment Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trustee; and

               (vi)     the proceeds of any and all of the foregoing.

         (b) The Seller shall transfer to the Trustee, as collateral agent, the Eligible Investment Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

               (i) the Seller shall have delivered to the Trustee, as collateral agent, a duly executed Eligible Investment Transfer Assignment substantially in the form of Exhibit K, which shall include supplements to Schedule C listing the Eligible Investment Receivables;

               (ii) the Seller shall, to the extent required by Section 14.02, have deposited in the Reserve Account all amounts (A) due on or after the applicable Cutoff Date in respect of such Eligible Investment Receivables that are Precomputed Receivables or (B) received on or after the applicable Cutoff Date in respect of such Eligible Investment Receivables that are Simple Interest Receivables;

               (iii) as of each related Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Eligible Investment Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not be made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

               (iv) each of the representations and warranties made by the Seller pursuant to Section 12.01 (other than clause (xxi)) shall be true and correct with respect to the Eligible Investment Receivables as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

               (v) not more than (30)% of the Principal Balances of the Eligible Investment Receivables in the Reserve Account, including the Eligible Investment Receivables to be conveyed to the Trustee on such Subsequent Transfer Date (based on the characteristics of all of the Eligible Investment Receivables included in the Reserve Account of their related Cutoff Dates) shall represent vehicles financed at CCC's used vehicle rates;

               (vi) the Seller shall, at its own expense, on or prior to the related Subsequent Transfer Date indicate in its computer files that the Eligible Investment Receivables identified in the Eligible Investment Transfer Assignment have been sold to the Trustee, as collateral agent, pursuant to this Agreement and the related Eligible Investment Transfer Assignment;

               (vii) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Trustee as collateral agent in the Eligible Investment Receivables;

               (viii) no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders shall have been utilized in selecting the Eligible Investment Receivables;

               (ix) the addition of any such Eligible Investment Receivables shall not result in a material adverse tax consequence to the Trust or the Certificateholders;

               (x) the Seller shall have delivered (A) to the Rating Agencies an Opinion of Counsel with respect to the transfer of such Eligible Investment Receivables in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date and (B) to the Trustee the Opinion of Counsel required by Section 21.02(i)(1); provided, however, that the Opinions of Counsel referred to in clauses
         (A) and (B) shall be delivered only (X) during the Funding Period, on the date on which the Opinion of Counsel required by the Agreement is required to be delivered and shall relate to the Eligible Investment Receivables transferred in the preceding Collection Period and (Y) after the Pre-Funding Period, on each Subsequent Transfer Date on which the aggregate Principal Balance (calculated as of the respective Cutoff Dates) of the Eligible Investment Receivables delivered under this Section 12.02 and not previously covered by an Opinion of Counsel required by this clause (Y) equals or exceeds $5,000,000; and

               (xi) the Seller shall have delivered to the Trustee, as collateral agent, an Officers' Certificate confirming the satisfaction of each condition specified in this paragraph (b).

         (c) Promptly following the transfer to the Trustee, as collateral agent, of Eligible Investment Receivables on any Subsequent Transfer Date, the Trustee, as collateral agent, shall, and without further action hereunder or thereunder, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the related Subsequent Transfer Date, without recourse, representation or warranty, all the right, title and interest of the Trustee as collateral agent in and to the related Fixed Value Payments, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, subject to Section 14.03(b).





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
         (d) Except as described in Section 21.08, the Seller shall not sell, transfer, assign, set over or otherwise convey the Fixed Value Payments derived from the Eligible Investment Receivables.

         (e) Except as otherwise provided herein, all of the provisions of this Agreement (exclusive of Section 12.01(xxi) and Section 14.04) applicable to a Receivable shall also apply to the Eligible Investment Receivables, except that, pursuant to Section 14.02, collections on and Purchase Amounts in respect of the Eligible Investment Receivables shall be deposited into the Reserve Account at the time when collections on and Purchase Amounts in respect of the Receivables are required to be deposited into the Collection Account. For purposes of calculating the amount in the Reserve Account, the amount represented by an Eligible Investment Receivable shall be its Principal Balance. The Servicer shall receive a Servicing Fee in respect of the Eligible Investment Receivables calculated in the manner specified in Section 13.08 and payable out of any collections on the Eligible Investment Receivables allocable to interest.

         SECTION 12.03. Repurchase Upon Breach. The Seller, the Servicer or the Trustee, as the case may be, shall inform the other parties to the Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 12.01 or
16.01. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Trustee or receipt by the Trustee of notice from the Seller or the Servicer of such breach, the Seller shall be obligated to repurchase any Standard Receivable or Fixed Value Receivable materially and adversely affected by any such breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following such discovery or notice). In consideration of the repurchase of any Standard Receivable or Fixed Value Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 14.05. Subject to the provisions of Section 16.03, the sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 12.01 or 16.01 and the agreement contained in this Section shall be to require the Seller to repurchase Standard Receivables or Fixed Value Receivables pursuant to this Section 12.03, subject to the conditions contained herein.

         SECTION 12.04.   Custody of Receivable Files.   To assure uniform
quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of the Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee as of the Initial Cutoff Date (in the case of Initial Receivables) and as of each Subsequent Transfer Date (in the case of Subsequent Receivables) with respect to each Standard Receivable:

               (i) the original of the Standard Receivable or the Fixed Value Receivable;

               (ii) the original credit application fully executed by the Obligor;

               (iii) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

               (iv) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Standard Receivable or a Fixed Value Receivable, an Obligor or a Financed Vehicle.

         SECTION 12.05. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian on behalf of the Trustee for the benefit of all present and future Certificateholders, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with these Standard Terms and Conditions of Agreement and the Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under the Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

         (b)   Maintenance of and Access to Records.   The Servicer shall
maintain each Receivable File at one of its offices specified in Schedule B to the Agreement or at such other office as shall be specified to the Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Trustee shall instruct.

         (c)   Release of Documents.   Upon instruction from the Trustee, the
Servicer shall release any Receivable File to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at





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
such place or places as the Trustee may designate, as soon as practicable.

         SECTION 12.06.   Instructions; Authority to Act.   The Servicer shall
be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trustee Officer.

         SECTION 12.07.   Custodian's Indemnification.   The Servicer as
custodian shall indemnify the Trustee and each of its officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or any of its officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Trustee or any such officers, director, employee or agent of the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee or any such officer, director, employee or agent of the Trustee.

         SECTION 12.08.   Effective Period and Termination.   The Servicer's
appointment as custodian shall become effective as of the Initial Cutoff Date or, if no Initial Receivables are conveyed to the Trustee, the Closing Date and shall continue in full force and effect until terminated pursuant to this
Section 12.08. If CCC shall resign as Servicer in accordance with the provisions hereof, or if all of the rights and obligations of any Servicer shall have been terminated under Section 18.01, the appointment of such Servicer as custodian shall be terminated by the Trustee or by Holders of the (Class A) Certificates evidencing not less than 25% of the (Class A) Certificate Balance, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 18.01. The Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.

                                  ARTICLE XIII

                  Administration and Servicing of Receivables

         SECTION 13.01.   Duties of Servicer.   The Servicer, as agent for the
Trustee (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, and making Advances pursuant to Section 14.04. Subject to the provisions of
Section 13.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders, the Trustee, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee (in the case of any Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Certificateholders. The Trustee shall, upon written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 13.02.   Collection and Allocation of Receivable Payments.
The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others.
The Servicer may grant extensions, rebates or adjustments on a Standard Receivable or a Fixed Value Receivable, which shall not, for the purposes of the Agreement, modify the original due dates or amounts of the Scheduled Payments on a Precomputed Receivable or the original due dates or amounts of the originally scheduled payments of interest on Simple Interest Receivables; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase such Receivable from the Trust in accordance with the
terms of Section 13.07.   The Servicer may in its discretion waive any late
payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The

Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Payment on Precomputed Receivables or the originally scheduled payments on Simple Interest Receivables.

         SECTION 13.03.   Realization Upon Receivables.   On behalf of the Trust
or the Agent,as the case may be, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed
Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

         SECTION 13.04.   Physical Damage Insurance.   The Servicer, in
accordance with its customary servicing procedures, shall require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Standard Receivable or the Fixed Value Receivable.

         SECTION 13.05.   Maintenance of Security Interests in Financed
Vehicles.   The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Standard Receivable and each Fixed Value Receivable in the related Financed Vehicle. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason.

         SECTION 13.06.   Covenants of Servicer.   The Servicer shall not
release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Trust or the Certificateholders in such Receivables, nor shall the Servicer increase the number of scheduled payments due under a Standard Receivable or a Fixed Value Receivable.

         SECTION 13.07. Purchase of Receivables Upon Breach. The Servicer or the Trustee shall inform the other party and the Seller promptly, in writing, upon the discovery of any breach pursuant to Section 13.02, 13.05 or 13.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action in any Collection Period pursuant to Section 13.02 that impairs the right of the Trustee, the Trust or the Certificateholders in any Receivable or as otherwise provided in Section 13.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 14.05. For purposes of this Section 13.07, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Precomputed Advances or Outstanding Simple Interest Advances on the Receivable. Subject to Section 17.02, the sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach pursuant to Section 13.02, 13.05 or 13.06 shall be to require the Servicer to repurchase Receivables pursuant to this Section 13.07. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

         SECTION 13.08.   Servicing Fee.   The Servicing Fee for a Distribution
Date shall equal the product of (a) one twelfth, (b) the Servicing Rate and (c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s") and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to Section 17.02.

         SECTION 13.09. Servicer's Certificate. Not later than 11:00 am (New York time) on each Determination Date, the Servicer shall deliver to the Trustee, the Rating Agencies and the Seller, a Servicer's Certificate containing all information necessary to make the distributions on the related Distribution Date pursuant to Section 14.06 (including, if required, withdrawals from any Reserve Account, withdrawals from or deposits to the Payahead Account and Precomputed Advances by the Servicer pursuant to Section 14.04) for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

         SECTION 13.10.   Annual Statement as to Compliance; Notice of Default.
(a) The Servicer shall deliver to the Trustee, on or before April 30 of each year, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (A) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed since the Closing Date) and of its performance hereunder and under the Agreement has been made under such officers' supervision and (B) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations hereunder and under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall send a copy of such certificate and the report referred to in Section 13.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section
13.11 may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         (b) The Servicer shall deliver to the Trustee and to the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 18.01, clause (a) or (b).

         SECTION 13.11.   Annual Independent Certified Public Accountant's
Report.   The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer, the Seller or their Affiliates, to deliver to the Trustee on or before April 30 of each year beginning April 30, 199__, a report addressed to the Board of Directors of the Servicer to the effect that such firm has examined the financial statements of CFC and issued its report thereon and that such examination (1) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth herein; and (3) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

         The Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 13.12.   Access to Certain Documentation and Information
Regarding Receivables.   The Servicer shall provide to the Certificateholders
access to the Receivable Files in such cases where the Certificateholder shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer.

Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

         SECTION 13.13.   Servicer Expenses.   The Servicer shall be required to
pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders.

         SECTION 13.14.   Appointment of Subservicer.   The Servicer may at any
time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided that the Rating Agency Condition shall have been satisfied in connection therewith; and, provided, further, that the Servicer shall remain obligated and shall be liable to the Trustee and the Certificateholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Trust, the Trustee or the Certificateholders shall have any responsibility therefor.


                                  ARTICLE XIV

                        Distributions; Reserve Account;
                       Statements to Certificateholders

         SECTION 14.01.   Establishment of Trust Accounts.   (a)(i)  The
         Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Investment earnings on funds in the Collection Account shall be paid to the Servicer.

               (ii)     The Servicer, for the benefit of the
         Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

               (iii)    The Servicer, for the benefit of the
         Certificateholders, shall establish and maintain in the name of the Trustee a non-interest bearing account (the

         "Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

         (b) Funds on deposit in the Collection Account and the Pre-Funding Account shall be invested by the Trustee in Eligible Investments (which shall not include any Eligible Investment Receivables) selected in writing by the Servicer or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of these Standard Terms and Conditions of Agreement and the Agreement as they relate to investing such funds; provided, however, that it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Trustee for the benefit of the Servicer, and on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be paid to the Servicer. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account and the Pre-Payment Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or
(B) on such next Distribution Date if either (x) such investment is held in the trust department of the institution with which the Collection Account or the Pre-Funding Account, as applicable, is then maintained and is invested in a time deposit of (the Trustee) rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the trust department of (the Trustee)) or (y) the Trustee (so long as the short-term unsecured debt obligations of the Trustee are either (1) rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or (2) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such Distribution Date to the Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date. The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in the Collection Account upon the maturity of any Eligible Investments on the day immediately preceding a Distribution Date are not required to be invested overnight. If, at any time, either the Collection Account or the Pre-Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account and/or Pre-Funding Account, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

         (c)   (i)      The Servicer shall establish and maintain with the
         Trustee an Eligible Deposit Account (the "Payahead Account"). The Payahead Account shall not be property of the Trust.

               (ii) The Servicer shall on or prior to each Distribution Date (and prior to deposits to the Distribution Account) transfer from the Collection Account to the Payahead Account all Payaheads as described in Section 14.03 received by the Servicer during the Collection Period. Notwithstanding the foregoing and the first sentence of Section 14.02, for so long as the Servicer is permitted to make monthly remittances to the Collection Account pursuant to Section 14.02, Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as such condition is met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with Section 14.06(a).

         SECTION 14.02.   Collections.   The Servicer shall remit within two
Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables and not including Fixed Value Payments) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as (i) CCC remains the Servicer, (ii) no Event of Default shall have occurred and be continuing and (iii)(x) CCC is a wholly-owned subsidiary of CFC and CFC maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following a reduction in either such rating) or (y) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections with respect to the preceding calendar month to the Collection Account on the Determination Date immediately preceding the related Distribution Date. For purposes of this Article XIV the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

         SECTION 14.03.   Application of Collections.   All collections for the
Collection Period shall be applied by the Servicer as follows:

               With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied first, in the case of Precomputed Receivables, to reduce Outstanding Precomputed Advances as described in Section 14.04(a) and, in the case of Simple Interest Receivables, to reduce Outstanding Simple Interest Advances to the extent described in Section 14.04(b). Next, any excess shall be applied, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to interest and principal in accordance with the Simple Interest Method. With respect to Precomputed Receivables, any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Receivable in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

         SECTION 14.04.   Advances.   (a)   As of the close of business on the
last day of each Collection Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than a Purchased Receivable) shall be less than the Scheduled Payment, the Payahead Balance shall be applied by the Servicer to the extent of the shortfall and such Payahead Balance shall be reduced accordingly. Next, the Servicer shall advance any remaining shortfall (such amount a "Precomputed Advance"), to the extent that the Servicer, at its sole discretion, shall determine that the Precomputed Advance shall be recoverable from the Obligor, the Purchase Amount, Liquidation Proceeds or proceeds of any other Precomputed Receivables. With respect to each Precomputed Receivable, the Precomputed Advance shall increase Outstanding Precomputed Advances. Outstanding Precomputed Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds in respect of Precomputed Receivables, or payments of the Purchase Amount in respect of Precomputed Receivables.

         If the Servicer shall determine that an Outstanding Precomputed Advance with respect to any Precomputed Receivable shall not be recoverable as aforesaid, the Servicer shall be reimbursed from any collections made on other Precomputed Receivables in the Trust, and Outstanding Precomputed Advances with respect to such Precomputed Receivable shall be reduced accordingly.

         (b) As of the close of business on the last day of each Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APR's for the related Collection Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, a "Simple Interest Advance"). With respect to each Simple Interest Receivable, the Simple Interest Advance shall increase Outstanding Simple Interest Advances. If such calculation results in a negative number, an amount equal to such negative number shall be paid to the Servicer and the amount of Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, Liquidation Proceeds with respect to such Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to reduce Outstanding Simple Interest Advances, but only to the extent of any Outstanding Simple Interest Advances. The Servicer shall not make any advance with respect to principal of Simple Interest Receivables or in respect of Eligible Investment Receivables.

         SECTION 14.05.   Additional Deposits.   The Servicer shall deposit in
the Collection Account the aggregate Advances pursuant to Section 14.04. To the extent that the Servicer fails to make a Simple Interest Advance pursuant to Section 14.04(b) on the date required, the Trustee shall withdraw such amount (or, if determinable, such portion of such amount as does not represent advances for delinquent interest) from the Reserve Account and deposit such amount in the Collection Account. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables, and the Servicer shall deposit therein all amounts to be paid under Section 20.02. The Servicer shall deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 14.02.

         SECTION 14.06.   Distributions.   (a)  On each Distribution Date, the
Trustee shall cause to be transferred:

               (i) From the Payahead Account, or from the Servicer in the event that the second and third sentences of Section 14.01(c)(ii) are applicable, to the Collection Account, in immediately available funds, the aggregate previous Payaheads to be applied to Scheduled Payments for the related Collection Period on, or as prepayments in full of, Precomputed Receivables or prepayments for the related Collection Period, pursuant to Sections 14.03 and 14.04, in the amounts set forth in the Servicer's Certificate delivered on the related Determination Date. A single, net transfer may be made.

               (ii) From the Collection Account to the Distribution Account, in immediately available funds, the entire amount then on deposit in the Collection Account; provided, however, that in the event that the Servicer is required to make deposits to the Collection Account on a daily basis pursuant to Section 14.02, the amount of the funds transferred from the Collection Account to the Distribution Account will include only those funds that were deposited in the Collection Account for the Collection Period related to such Distribution Date.

         (b) On or prior to each Determination Date, the Servicer shall calculate the Total Distribution Amount, the Interest Distribution Amount, the Principal Distribution Amount, the Class A Distributable Amount, and the Class B Distributable Amount, and, based on the Total Distribution Amount and the other amounts to be distributed on the related Distribution Date, determine the amount distributable to Holders of each class of Certificates.

        (c) On each Distribution Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 14.09) shall distribute amounts on deposit in the Distribution Account and, if applicable, the Reserve Account, in the manner and priority set forth below:

                 (i) to the Servicer, from the Interest Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                 (ii)     to the Class A Certificateholders:

                          (A) from the Class A Percentage of the Interest Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments), the sum of the Class A Interest Distributable Amount and the Class A Interest
                 Carryover Shortfall as of       the close of the preceding
                 Distribution Date;

                          (B) from the Class A Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses), the sum of the Class A Principal Distributable Amount and the Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date;

                 (iii)    to the Class B Certificateholders:

                          (A) from the Class B Percentage of the Interest Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments), the sum of the Class B Interest Distributable Amount and the Class B Interest Carryover Shortfall as of the close of the preceding Distribution Date; and

                          (B) from the Class B Percentage of the Principal Distribution Amount, the sum of the Class B Principal Distributable Amount and the Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date.

         (d) The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates shall be and hereby are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates and the rights of the Servicer to receive the Servicing Fee (and any accrued and unpaid Servicing Fees from prior Collection Periods) in the event of delinquency or defaults on the Receivables. In addition, the Class A Certificateholders and the Class B Certificateholders shall have the respective rights to receive funds from the Reserve Account in the order of priority set forth below. Such subordination and withdrawals from the Reserve

Account shall be effected as follows, and all payments shall be effected by applying funds in the following order:

                 (i) If the Class A Percentage of the Interest Distribution Amount (as such Interest Distribution Amount has been reduced by Servicing Fee payments) is less than the sum of the Class A Interest Distributable Amount and any Class A Interest Carryover Shortfall from the preceding Distribution Date, the Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from amounts on deposit in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

                 (ii) If the Class A Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses) is less than the sum of the Class A Principal Distributable Amount and the Class A Principal Carryover Shortfall from the preceding Distribution Date, the Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts on deposit in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount.

                 (iii) If the Class B Percentage of the Interest Distribution Amount, less the portion thereof, if any, distributed to the Class A Certificateholders pursuant to clause (i) above, is less than the Class B Interest Distributable Amount, the Class B Certificateholders shall be entitled to receive such deficiency from amounts on deposit in the Reserve Account (after giving effect to any withdrawals therefrom pursuant to clauses (i) and (ii) above.

                 (iv) If the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses), less the portion thereof, if any, distributed to the Class A Certificateholders pursuant to clause (ii) above, is less than the Class B Principal Distributable Amount, the Class B Certificateholders shall be entitled to receive such deficiency from amounts on deposit in the Reserve Account (after giving effect to any withdrawals therefrom pursuant to clauses (i), (ii) and (iii) above).

         (e) On each Distribution Date, the Trustee shall distribute any amounts remaining in the Distribution Account after making the distributions described in Sections 14.06(c) and (d) above in the following amounts and in the following order of priority: (i) into the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance and (ii) to the Seller.

         (f) Subject to Section 20.01 respecting the final payment upon retirement of each Certificate, the Servicer shall on each Distribution Date instruct the Trustee to distribute to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Servicer appropriate instructions prior to such Distribution Date and such Holder's Certificates of either Class in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, the amounts to be distributed to such Certificateholder pursuant to such Holder's Certificates.

         SECTION 14.07.   Reserve Account.   (a)  In order to effectuate the
subordination provided for herein and to assure that sufficient amounts to make required distributions to Certificateholders will be available, the Servicer shall establish and maintain an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders. The Reserve Account will include the money and other property deposited and held therein pursuant to Section 14.06(e), 14.08(a) and this Section.

         On or prior to the Closing Date, the Seller shall deposit an amount equal to the Reserve Account Initial Deposit into the Reserve Account. The Reserve Account and the Reserve Account Property shall not be part of the Trust, but instead will be held by the Trustee, as collateral agent, for the benefit of the Holders of the Certificates. The Seller hereby acknowledges that the Reserve Account Initial Deposit (and any investment earnings thereon) is owned directly by it, and the Seller hereby agrees to treat the same as its assets (and earnings) for federal income tax and all other purposes.

         (b) In order to give effect to the subordination provided for herein and to assure the availability of the amounts maintained in the Reserve Account, the Seller hereby sells, conveys and transfers to the Trustee, as collateral agent, and its successors and assigns, the Reserve Account Initial Deposit and all proceeds thereof and hereby pledges to the Trustee as collateral agent, and its successors and assigns, all other amounts deposited in or credited to the Reserve Account from time to time under the Agreement, all Eligible Investments made with amounts on deposit therein, all earnings and distributions thereon and proceeds thereof (other than proceeds constituting net investment earnings attributable to the Reserve Account Property) subject, however, to the limitations set forth below, and solely for the purpose of securing and providing for payment of the Class A Distributable

Amount and the Class B Distributable Amount in accordance with Section 14.06 and this Section (all the foregoing, subject to the limitations set forth below, the "Reserve Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. The Trustee hereby acknowledges such transfer and accepts the trusts hereunder and shall hold and distribute the Reserve Account Property in accordance with the terms and provisions of this Section.

         (c) Consistent with the limited purposes for which such trust is granted, the amounts on deposit in the Reserve Account on each Distribution Date shall be available for distribution as provided in Section 14.06, in accordance with and subject to the following: if the amount on deposit in the Reserve Account (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance, the Trustee shall release and distribute all such amounts (which distribution may include Eligible Investment Receivables) to the Seller. Upon any such distribution to the Seller, the Certificateholders will have no further rights in, or claims to, such amounts.

         (d) Funds on deposit in the Reserve Account shall be invested by the Trustee, as collateral agent, in Eligible Investments selected in writing by the Seller or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of these Standard Terms and Conditions of Agreement and the Agreement as they relate to investing such funds; provided, however, that it is understood and agreed that the Trustee shall not be liable for any loss arising from such investment in Eligible Investments. Other than as permitted by the Rating Agencies, funds on deposit in the Reserve Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next Distribution Date if either (x) such investment is held in the trust department of the institution with which the Reserve Account is then maintained and is invested in a time deposit of (the Trustee) rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the trust department of (the Trustee)) or (y) the Trustee (so long as the short-term unsecured debt obligations of the Trustee are either (1) rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or (2) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such Distribution Date to the Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date. The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in the Reserve Account upon the maturity of any Eligible Investments on the day immediately preceding a Distribution Date are not required to be invested overnight. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, the Trustee as collateral agent (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

         Investment earnings attributable to the Reserve Account Property shall not be available to satisfy the subordination provisions of the Agreement and shall not otherwise be subject to any claims or rights of the Certificateholders or the Servicer. All such investments shall be made in the name of the Trustee or its nominee, as collateral agent, and all income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the Trustee to the Seller on each Distribution Date. Realized losses, if any, on investments of the Reserve Account Property shall be charged first against undistributed investment earnings attributable to the Reserve Account Property and then against the Reserve Account Property.

         (e) With respect to the Reserve Account Property, the Seller, on behalf of itself, its successors and assigns, and the Trustee agree that:

                 (i) Any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Trustee, as collateral agent, at an Eligible Institution. Each such deposit account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto.

                 (ii) Any Reserve Account Property that constitutes Physical Property shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee, as collateral agent, or a financial intermediary (as such term is defined in Section 8- 313(4) of the UCC) acting solely for the Trustee, as collateral agent.

                 (iii) Any Reserve Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph
         (b) of the definition of "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued book-entry registration of such Reserve Account Property as described in such paragraph.

                 (iv) Any Reserve Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued registration of the Trustee's (or its custodian's or it nominee's) ownership of such security, in its capacity as collateral agent.

         Effective upon Delivery of any Reserve Account Property in the form of Physical Property, book-entry securities or uncertificated securities, the Trustee shall be deemed to have purchased such Reserve Account Property for value, in good faith and without notice of any adverse claim thereto.

         (f) Each of the Seller and the Servicer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or the Agreement) as may be determined to be necessary in an Opinion of Counsel to the Seller delivered to the Trustee in order to perfect the interests created by this Section and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Seller shall:

                 (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates, and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee's security interest; and

                 (ii) file the necessary financing statements or amendments thereto within five days, and promptly notify the Trustee of any such filing, after the occurrence of any of the following: (1) any change in its corporate name or any trade name; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Trustee of any such filings.

         (g) The Trustee shall not enter into any subordination or intercreditor agreement with respect to the Reserve Account Property.

         (h) Following the payment in full of the Certificate Balance and of all other amounts owing or to be distributed under the Agreement to Certificateholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Seller and any Eligible Investment Receivables in the Reserve Account shall be transferred to the Seller.

         SECTION 14.08.   Pre-Funding Account.   (a)  On the Closing Date, the
Trustee will deposit the amount, if any, specified in the Agreement in the Pre-Funding Account on behalf of the Seller from the net proceeds of the sale of the Certificates. On each Subsequent Transfer Date, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to (i) the Principal Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date less the Reserve Account Initial Deposit for such Subsequent Transfer Date, and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in the Agreement with respect to such transfer, and (ii) the Reserve Account Initial Deposit for such Subsequent Transfer Date and, on behalf of the Seller, to deposit such amount in the Reserve Account. If Subsequent Receivables are transferred to the Trust on the Closing Date, the Closing Date shall also be a Subsequent Transfer Date for the purposes of this Section.

         (b) If (x) the Pre-Funded Amount has not been reduced to zero on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period) or (y) the Pre-Funded Amount has been reduced to $_______ or less on any Determination Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date or Determination Date pursuant to paragraph (a) above, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account, in the case of
(x), on such Distribution Date or, in the case of (y), on the Distribution Date immediately succeeding such Determination Date, the Pre-Funded Amount and deposit such amount in the Distribution Account for payment as principal of the Certificates up to the Certificate Balance. In addition, if the Pre-Funded Amount is greater than $_________, the Seller will deposit into the Distribution Account an amount equal to the sum of the Class A Prepayment Premium and the Class B Prepayment Premium.

         SECTION 14.09.   Statements to Certificateholders.   On each
Distribution Date, the Servicer shall provide to the Trustee for the Trustee to forward to each Certificateholder of record as of the most recent Record Date, a statement substantially in the form of Exhibit E setting forth at least the following information as to each Class of Certificates to the extent applicable:

                 (i) the amount of such distribution allocable to principal of each class of Certificates;

                 (ii) the amount of such distribution allocable to interest of each class of Certificates;

                 (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                 (iv) the Class A Certificate Balance and Class B Certificate Balance and the Class A Pool Factor and Class B

         Pool Factor after giving effect to all payments reported under clause
         (i) above on such date;

                 (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

                 (vi) the amount of the Class A Principal Carryover Shortfall and Class A Interest Carryover Shortfall and Class B Principal Carryover Shortfall and Class B Interest Carryover Shortfall, as applicable, if any, on such Distribution Date and the change in the Class A Principal Carryover Shortfall and Class A Interest Carryover Shortfall and Class B Principal Carryover Shortfall and Class B Interest Carryover Shortfall, as applicable, from the preceding Distribution Date;

                 (vii) the amount of aggregate Realized Losses, if any, for the second preceding Collection Period;

                 (viii) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such period;

                 (ix) the amount otherwise distributable to the Class B Certificateholders that is distributed to Class A Certificateholders on such Distribution Date;

                 (x) the balance of the Reserve Account on such Distribution Date, after giving effect to deposits and withdrawals made on such Distribution Date;

                 (xi) the aggregate Payahead Balance and the change in such balance from the preceding Distribution Date;

                 (xii) for Distribution Dates during the Funding Period (if any), the remaining Pre-Funded Amount; and

                 (xiii) for the first Distribution Date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is passed through as payments of principal of the Certificates.

Each amount set forth pursuant to subclauses (i), (ii), (v) or (vi) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Class A or Class B Certificate, as applicable.

         SECTION 14.10.   Tax Returns.   The Trustee shall deliver to each
Holder of a Certificate, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable each Holder to prepare its federal and state income tax returns.

         SECTION 14.11.   Net Deposits.   As an administrative convenience,
unless the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables, aggregate Advances and Purchase Amounts for or with respect to each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits, distributions and transfers were made individually.

         SECTION 14.12.   Transfer of the Class B Certificates.   Unless the
Class B Certificates are registered under the Securities Act of 1933, as amended, pursuant to the Agreement or otherwise, in the event any Holder of a Class B Certificate shall wish to transfer such Certificate, the Seller shall provide to such Holder and any prospective transferee designated by such Holder information regarding the Class B Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Class B Certificate without registration thereof under the Securities Act of 1933, as amended, pursuant to the exemption from registration provided by Rule 144A.


                                   ARTICLE XV

                                The Certificates

         SECTION 15.01.   The Certificates.   Unless otherwise specified in the
Agreement, the Certificates shall be issued in fully registered form in minimum denominations of $1,000. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of the Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

         A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 15.03.

         SECTION 15.02.   Authentication of Certificates.   The Trustee shall
cause the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president, any vice president, secretary, or assistant treasurer, without further corporate action by the Seller, in authorized denominations, pursuant to the Agreement. No Certificate shall entitle its Holder to any benefit under the Agreement or shall be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B, as appropriate, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 15.03.   Registration of Transfer and Exchange of
Certificates.   The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 15.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Unless otherwise specified in the Agreement, the Trustee shall be the initial Certificate Registrar.

         Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender at the Corporate Trust Office of the Certificates to be exchanged.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently disposed of by the Trustee.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         SECTION 15.04.   Limitations on Transfer of the Class B Certificates.
(a) Unless otherwise set forth in the Agreement, the Class B Certificates shall not have been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Class B Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure





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
compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit F (the "Transferor Certificate") and either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter"). Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter, there shall also be delivered to the Trustee an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which opinion of counsel shall not be an expense of the Trust or Trustee; provided that such opinion of counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Seller shall provide to any Holder of a Class B Certificate and any prospective transferee designated by any such Holder, information regarding the Class B Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Class B Certificates without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Class B Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

         (b) Unless otherwise specified in the Agreement, no transfer of a Class B Certificate shall be made unless the Trustee shall have received a representation from the transferee of such Class B Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan, trust or account (each a "Benefit Plan") subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or a Person acting on behalf of any such Benefit Plan or using assets of a Benefit Plan to acquire Class B Certificates. For purposes of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of a Class B Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of any Class B Certificate that is in fact not permitted by this Section 15.04 or for making any payments due on such Class B Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         (c) Unless otherwise specified in the Agreement, the Trustee shall cause each Class B Certificate to contain a legend stating that transfer of the Class B Certificates is subject to certain restrictions and referring prospective purchasers of the Class B





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
Certificates to this Section 15.04 with respect to such restrictions.

         SECTION 15.05.   Mutilated, Destroyed, Lost or Stolen Certificates.
If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 15.06. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 14.06 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

         SECTION 15.07. Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of (Class A) Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt for such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.





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
         SECTION 15.08.   Maintenance of Office or Agency.   The Trustee shall
maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Agreement may be served.
The Trustee initially designates the Corporate Trust Office as specified in the Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 15.09.   Book-Entry Certificates.   The Class A Certificates
and, if so specified in the Agreement, the Class B Certificates may be issued in the form of one or more typewritten Certificates representing Book-Entry Certificates, to be delivered by, or on behalf of, the Seller to the initial Clearing Agency, which, unless otherwise specified in the Agreement, shall be The Depository Trust Company. In such case, the Certificates delivered to the Depository Trust Company shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in
Section 15.11. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to such Certificate Owners pursuant to Section 15.11:

                 (i) the provisions of this Section shall be in full force and effect;

                 (ii) the Seller, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on such Certificates) as the sole Holder of such Certificates and shall have no obligation to the related Certificate Owners;

                 (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                 (iv) the rights of such Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 15.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on such Certificates to such Clearing Agency Participants; and

                 (v) whenever the Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Certificates and has delivered such instructions to the Trustee.

         SECTION 15.10. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 15.11, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Certificate Owners to the Clearing Agency.

         SECTION 15.11. Definitive Certificates. If (i) the Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than a majority of the aggregate outstanding principal amount of the Book-Entry Certificates advise the Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Trustee of the occurrence of such event and of the availability of Definitive Certificates
to Certificate Owners requesting the same.   Upon surrender to the Trustee of
the typewritten Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the
instructions of the Clearing Agency.   None of the Seller, the Certificate
Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Trustee, as evidenced by its execution thereof.

         SECTION 15.12.   Temporary Certificates.   In the event that the
Agreement provides that either class of Certificates is not to be issued in book-entry form pursuant to Section 15.09, pending the preparation of definitive Certificates of such class,





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
the Trustee, on behalf of the Trust, may execute, authenticate and deliver, temporary Certificates of such class that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency to be maintained as provided in
Section 15.08, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like principal amount of definitive Certificates in authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under the Agreement as definitive Certificates.


                                  ARTICLE XVI

                                   The Seller

         SECTION 16.01. Representations of Seller. The Seller makes the following representations on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of the Agreement and as of the Closing Date, in the case of Initial Receivables, if any, and as of the applicable Subsequent Transfer Date, in the case of Subsequent Receivables, if any, and shall survive the sale of the Receivables to the Trustee.

                 (i) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Michigan, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire and own the Standard Receivables and the Fixed Value Receivables.

                 (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                 (iii) Power and Authority. The Seller has the corporate power and authority to execute and deliver the Agreement and the Agency Agreement and to carry out their respective terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with (a) the





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
         Trustee as part of the Trust or (b) the Agent for the benefit of the Trust and the Seller, and the Seller shall have duly authorized such sale and assignment to the Trustee or the Agent, as applicable, by all necessary corporate action; and the execution, delivery and performance of the Agreement, the Agency Agreement and of each Subsequent Transfer Assignment or Eligible Investment Transfer Assignment, as applicable, shall have been duly authorized by the Seller by all necessary corporate action.

                 (iv) Binding Obligation. The Agreement, the Agency Agreement, each Subsequent Transfer Assignment and Eligible Investment Transfer Assignment, when executed and delivered by the Seller, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms.

                 (v) No Violation. The consummation of the transactions contemplated by the Agreement and the Agency Agreement and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Agreement or the Agency Agreement); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                 (vi) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of the Agreement, the Agency Agreement or the Certificates; (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement or the Agency Agreement;
         (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreement, the Agency Agreement or the Certificates, or (iv) that might adversely affect the federal income tax attributes of the Certificates.

         SECTION 16.02. Corporate Existence. During the term of the Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Agreement, the Agency Agreement and each other instrument or agreement necessary or appropriate to the proper administration of the Agreement, the Agency Agreement and the transactions contemplated hereby and thereby.

         SECTION 16.03. Liabilities of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under the Agreement.

                 (i) The Seller shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated in the Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables or Eligible Investment Receivables, or federal or other income taxes arising out of the distributions on the Certificates) and costs and expenses in defending against the same.

                 (ii) The Seller shall indemnify, defend and hold harmless the Trustee and the Certificateholders from and against any loss, liability or expense incurred by reason of (a) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under the Agreement, or by reason of reckless disregard of its obligations and duties under the Agreement, and (b) the Seller's or Trust's violation of federal or state securities laws in connection with the offering and sale of the Certificates.

                 (iii) The Seller shall indemnify, defend and hold harmless the Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Agreement contained, except to the extent that such cost, expense, loss, claim, damage or liabilities shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Trustee.

         Indemnification under this Section 16.03 shall survive the resignation or removal of the Trustee and the termination of the Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Trustee pursuant to this Section and the Trustee thereafter shall collect any of such amounts from others,





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
the Trustee shall promptly repay such amounts to the Seller, without interest.

         SECTION 16.04.   Merger or Consolidation of, or Assumption of the
Obligations of, Seller.   Any Person (a) into which the Seller may be merged or
consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under the Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to the Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 12.01 shall have been breached and no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Seller shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in the Agreement relating to such transaction have been complied with, (iii) the Rating Agency Requirement shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Trustee an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

         SECTION 16.05. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under the Agreement and that in its opinion may involve it in any expense or liability.

         SECTION 16.06. Seller May Own Certificates. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided herein.





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
         SECTION 16.07.   No Transfer of Excess Amounts.   The Seller hereby
covenants that, except as otherwise provided in the Agreement, it will not transfer, pledge or assign to any Person any part of its right to receive any amounts in excess of the Reserve Account Specified Amount pursuant to Section 14.07(c) and (h) unless it has first delivered to the Trustee and each Rating Agency an Opinion of Counsel in form and substance satisfactory to the Trustee stating that such transfer will not (i) adversely affect the status of the Trust as a grantor trust pursuant to subpart E, part I of subchapter J of the Code or (ii) cause the Reserve Account to be taxable as a corporation under the Code. The Seller shall give written notice to each Rating Agency of any proposed transfer, pledge or assignment to any Person of all or any part of its right to receive such excess amounts.


                                  ARTICLE XVII

                                  The Servicer

         SECTION 17.01. Representations of Servicer. The Servicer makes the following representations on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of the Agreement and as of the Closing Date, in the case of the Initial Receivables, if any, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables or Eligible Investment Receivables, if any, and shall survive the sale of the Receivables to the Trustee.

         (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables and to hold the Receivable Files as custodian.

         (b)     Due Qualification.   The Servicer is duly qualified to do
business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Standard Receivables and the Fixed Value Receivables as required by the Agreement and the Agency Agreement, respectively) shall require such qualifications.

         (c)     Power and Authority.   The Servicer has the power and
authority to execute and deliver the Agreement and the Agency Agreement and to carry out their respective terms; and the execution, delivery and performance of the Agreement and the Agency

Agreement have been duly authorized by the Servicer by all necessary corporate action.

         (d)     Binding Obligation.   The Agreement and the Agency Agreement
constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms.

         (e)     No Violation.   The consummation of the transactions
contemplated by the Agreement and the Agency Agreement and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Agreement or the Agency Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

         (f) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of the Agreement, the Agency Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement and the Agency Agreement,
(iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Agreement, the Agency Agreement or the Certificates, or (iv) relating to the Servicer and which might adversely affect the federal income tax attributes of the Certificates.

         (g) No Insolvent Obligors. As of the related Cutoff Date, no Obligor on a Standard Receivable or Fixed Value Receivable shall be shown on the Receivable Files as the subject of a bankruptcy proceeding.

         SECTION 17.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Agreement.

         (a) The Servicer shall defend, indemnify and hold harmless the Trustee, the Trust, the Certificateholders and the Seller from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

         (b) The Servicer shall indemnify, defend and hold harmless the Trustee, the Seller, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

         For purposes of this Section, in the event of the termination of the rights and obligations of CCC (or any successor thereto pursuant to Section 17.03) as Servicer pursuant to Section 18.01, or a resignation by such Servicer pursuant to the Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 18.02.

         Indemnification under this Section shall survive the resignation or removal of the Trustee or the termination of the Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

         SECTION 17.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) with respect to the Servicer's obligations hereunder, which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Chrysler Corporation, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder shall be the successor to the Servicer under the Agreement without further act on the part of any of the parties to the Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default shall have happened and be continuing, (ii) the Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in the Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Servicer shall have delivered to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Standard Receivables and the Agent in the Fixed Value Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii),
(iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

         SECTION 17.04. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under the Agreement, for any action taken or for refraining from the taking of any action pursuant to the Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the Agreement.

         Except as provided in the Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with the Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement.


                                 ARTICLE XVIII

                                    Default

         SECTION 18.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

         (a) Any failure by the Servicer to deliver to the Trustee for deposit to the Collection Account or the Distribution Account any proceeds or payment required to be so delivered under the terms of the Certificates and the Agreement that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Trustee or after discovery of such failure by an officer of the Servicer; or





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         (b)     Failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in the Certificates or in the Agreement, which failure shall (a) materially and adversely affect the rights of Certificateholders and (b) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Seller (as the case may be) by the Trustee or (2) to the Servicer or the Seller (as the case may be) and to the Trustee by the Holders of (Class A) Certificates evidencing not less than 25% of the (Class A) Certificate Balance; or

         (c) The occurrence of an Insolvency Event with respect to the Servicer or the Seller;

then, and in each and every case, so long as the Event of Default shall not have been remedied, either the Trustee or the Holders of (Class A) Certificates evidencing not less than 25% of the (Class A) Certificate Balance, by notice then given in writing to the Servicer (and to the Trustee if given by Certificateholders) may terminate all of the rights and obligations (other than the obligations set forth in Section 17.02) of the Servicer under the Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 18.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under the Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending the Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Event of Default, the Trustee shall give notice thereof to the Rating Agencies.

         SECTION 18.02.   Appointment of Successor.   (a)  Upon the Servicer's
receipt of notice of termination pursuant to Section 18.01 or the Servicer's resignation in accordance with the terms of





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
the Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under the Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of the Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by
a written assumption in form acceptable to the Trustee.   In the event that a
successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Trustee without further action shall automatically be appointed the successor
Servicer and shall be entitled to the Servicing Fee.   Notwithstanding the
above, the Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables as the successor to the Servicer under the Agreement.

         (b) Upon appointment, the successor Servicer (including the Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer by the terms and provisions of the Agreement.

         (c) The Servicer may not resign unless it is prohibited from serving as such by law.

         SECTION 18.03. Repayment of Advances. If the Servicer shall change, the predecessor Servicer shall be entitled to receive reimbursement for Outstanding Advances pursuant to Sections 14.03 and 14.04 with respect to all Advances made by the predecessor Servicer.

         SECTION 18.04. Notification to Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article XVIII, the Trustee shall give prompt written notice thereof to Certificateholders and to the Rating Agencies.

         SECTION 18.05. Waiver of Past Defaults. The Holders of (Class A) Certificates evidencing not less than a majority of the (Class A) Certificate Balance may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default





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
in making any required deposits to or payments from the Trust Accounts in accordance with the Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of the Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                  ARTICLE XIX

                                  The Trustee

         SECTION 19.01.   Duties of Trustee.   (a)  If an Event of Default has
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by the Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 18.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others.

         (b)     Except during the continuance of an Event of Default:

                 (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Agreement and no implied covenants or obligations shall be read into the Agreement against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Agreement; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Agreement.

         (c) The Trustee shall take and maintain custody of the Schedule of Receivables included as an exhibit to the Agreement and shall retain all Servicer's Certificates identifying Receivables that become Purchased Receivables and Liquidated Receivables.

         (d) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the Agreement or at the direction of the Holders of (Class A) Certificates evidencing not less than 25% of the (Class A) Certificate Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Agreement;





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
         (e) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (i)      this paragraph does not limit the effect of clause
         (d) of this Section;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trustee Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the Agreement.

         (f) No provision of the Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 19.02.   Certain Matters Affecting Trustee.   Except as
otherwise provided in Section 19.01:

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

                 (b) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters or relating to the Agreement, the Agency Agreement or the Certificates shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it under the Agreement or the Agency Agreement in good faith and in accordance with such advice or opinion of such counsel.

                 (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Agreement or the Agency Agreement, or to institute, conduct or defend any litigation under the Agreement or the Agency Agreement at the request, order or direction of any of the Certificateholders pursuant to the provisions of the Agreement or the Agency Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.





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
                 (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Agreement; provided, that such conduct does not constitute willful misconduct, bad faith or negligence on the part of the Trustee.

                 (e) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence of any such agent, attorney or custodian appointed with due care by it hereunder.

         SECTION 19.03. Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of the Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or Eligible Investment Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable or Eligible Investment Receivable, or the perfection and priority of any security interest created by any Receivable or Eligible Investment Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under the Agreement, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or Eligible Investment Receivable or any computer or other record thereof; the validity of the assignment of any Receivable or Eligible Investment Receivable to the Trust or of any intervening assignment; the completeness of any Receivable or Eligible Investment Receivable; the performance or enforcement of any Receivable or Eligible Investment Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under the Agreement or in any related document and the accuracy of any such warranty or representation or any action of the Servicer taken in the name of the Trustee.

         SECTION 19.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

         SECTION 19.05. Trustee's Fees and Expenses. The Servicer shall pay to the Trustee, and the Trustee shall be entitled to receive, reasonable compensation as shall have been separately





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
agreed upon before the date of the Agreement between the Seller and the Trustee (which shall not be limited by any provision of law regarding the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by the Agreement and in the exercise and performance of any of the Trustee's powers and duties under the Agreement and the Agency Agreement. The Trustee shall be entitled to be reimbursed by the Seller for its reasonable expenses under the Agreement and the Agency Agreement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties under the Agreement and the Agency Agreement.

         SECTION 19.06. Eligibility Requirements for Trustee. The Trustee shall at all times be a corporation having an office in the same state as the location of the Corporate Trust Office; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 19.07.

         SECTION 19.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 19.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove





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
the Trustee. If the Servicer shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and shall pay all fees owed to the outgoing Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 19.08 and payment of all fees and expenses owed to the outgoing Trustee. The Servicer shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

         SECTION 19.08. Successor Trustee. Any successor Trustee appointed pursuant to Section 19.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under the Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and monies held by it under the Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 19.06.

         Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Servicer shall mail notice thereof to all Certificateholders and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         SECTION 19.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 19.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Rating Agencies

         SECTION 19.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of the Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under the Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 19.06 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 19.08.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) All rights, powers, duties and obligations conferred or imposed upon any such separate trustee or co- trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                 (ii) No trustee under the Agreement shall be personally liable by reason of any act or omission of any other trustee under the Agreement; and

                 (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Agreement, specifically including every provision of the Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

         SECTION 19.11. Representations and Warranties of Trustee. The Trustee shall make the following representations and warranties on which the Seller and Certificateholders shall be deemed to rely:

                 (i) The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of its place of incorporation.

                 (ii) The Trustee has full corporate power, authority and legal right to execute and deliver, and to perform its obligations under, the Agreement and the Agency Agreement, and shall have taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, the Agreement and the Agency Agreement.

                 (iii) The Agreement and the Agency Agreement shall have been duly executed and delivered by the Trustee.

         SECTION 19.12. No Bankruptcy Petition. The Trustee, by entering into the Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against, or join any other Person in instituting against, the Seller or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law in connection with the Certificates or the Agreement.

         SECTION 19.13.   Trustee's Certificate.   On or as soon as practicable
after each Record Date as of which Receivables shall be assigned to the Seller or the Servicer pursuant to Section 19.14, the Trustee shall execute a Trustee's Certificate (in the form of Exhibit M-1 or Exhibit M-2, as applicable), based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Collection Account and notices received pursuant to the Agreement, identifying the Receivables repurchased by the Seller pursuant to Section 12.03 or purchased by the Servicer pursuant to Section 13.07 or Section 20.02 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period, to the Seller or the Servicer, as applicable. The Trustee's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as an assignment, without recourse, representation or warranty, to the Seller or the Servicer, as applicable, of all the Trustee's right, title and interest in and to any such Repurchased Receivable and to the other property conveyed to the Trust with respect thereto, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

         SECTION 19.14.   Trustee's Assignment of Repurchased Receivables.
With respect to all Standard Receivables repurchased by the Seller pursuant to
Section 12.03 or purchased by the Servicer pursuant to Section 13.07 or Section 20.02, the Trustee shall by a Trustee's Certificate (in the form of Exhibit M-1 or Exhibit M-2, as applicable) assign, without recourse, representation or warranty, to the Seller or the Servicer, as applicable, all the Trustee's right, title and interest in and to any such Standard Receivable and the other property conveyed to the Trust with respect thereto, and all security and documents relating thereto, such assignment being an assignment outright and not for security.


                                   ARTICLE XX

                                  Termination

         SECTION 20.01.   Termination of the Trust.   (a)  The respective
obligations and responsibilities of the Seller, the Servicer and the Trustee created hereby and the Trust created by the Agreement shall terminate (i) upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust and (ii) at the time provided in Section 20.02; provided, however, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section.

         (b) Except as provided in Section 20.01(a), neither the Seller nor any Owner shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation of the Certificates, shall be given by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating
(A) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 14.06.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to the Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Seller.

         SECTION 20.02. Optional Purchase of All Receivables. On the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer shall have the option to purchase the corpus of the Trust; provided, however, that the Servicer may not effect any such purchase if at such time the rating of CFC's long-term debt obligations is less than Baa3 by Moody's, unless the Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit an amount into the Collection Account pursuant to Section 14.05 equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trustee. The Servicer thereafter shall succeed to all interests in and to the Trust.

                                  ARTICLE XXI

                            Miscellaneous Provisions

         SECTION 21.01. Amendment. The Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in the Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any provision in the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the Holders of Class A Certificates and Class B Certificates (which consent shall be conclusive and binding on such Holders and on all future Holders of such Certificates and of any Certificates issued upon the transfer therefor or in exchange thereof or in lieu thereof, whether or not notation of such consent is made upon the Certificates), each voting as a class, evidencing not less than a majority of the Class A Certificate Balance and Class B Certificate Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or (b) reduce the aforesaid percentage of the Class A Certificate Balance and Class B Certificate Balance required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding.

         Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of any amendment to the Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of

Counsel stating that the execution of such amendment is authorized or permitted by the Agreement and the Opinion of Counsel referred to in Section 21.02(i)(1). The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under the Agreement or otherwise.

         SECTION 21.02.   Protection of Title to Trust.   (a)  The Seller shall
execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee in the Standard Receivables and the Agent in the Fixed Value Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section
9-402(7) of the UCC, unless it shall have given the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) Each of the Seller and the Servicer shall have an obligation to give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain its principal executive office and each office from which it shall service Receivables within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Standard Receivable and each Fixed Value Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Distribution Account and Payahead Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under the Agreement of the Standard Receivables to the Trustee and of the Fixed Value Receivables to the Agent, the Servicer's master computer records (including any back-up archives) that refer to a Standard Receivable or a Fixed

Value Receivable shall indicate clearly the interest of the Trust or Agent, as the case may be, in such Standard Receivable or Fixed Value Receivable, and that such Standard Receivable or Fixed Value Receivable is owned by the Trustee or the Agent, as the case may be. Indication of the Trustee's or Agent's ownership of a Standard Receivable or Fixed Value Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Standard Receivable or Fixed Value Receivable, shall indicate clearly that such Standard Receivable or such Fixed Value Receivable has been sold and is owned by the Trustee or the Agent, as the case may be.

         (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

         (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i)     The Servicer shall deliver to the Trustee:

                 (1) promptly after the execution and delivery of the Agreement and, if required pursuant to Section 21.01, of each amendment hereto and on certain Distribution Dates as required by Sections 2.02(b)(2)(iv)(B) and 12.02(b)(x)(B) of the Agreement, an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                 (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the initial Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (l) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         (j) The Seller shall, to the extent required by applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

         SECTION 21.03. Separate Counterparts. The Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 21.04.   Limitation on Rights of Certificateholders.   (a)
The death or incapacity of any Certificateholder shall not operate to terminate the Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to the Agreement or any of them.

         (b) No Certificateholder shall have any right to vote (except as provided in Section 21.01 or 18.05) or in any manner otherwise control the operation and management of the Trust or the obligations of the parties to the Agreement; nor shall any provision in the Agreement or contained in the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of the Agreement.

         (c) No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Agreement, unless: (i) such Holder previously shall have given to the Trustee written notice of a continuing Event of Default; (ii) the Holders of Certificates evidencing not less than 25% of the Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and (iv) during such 60-day period no request or waiver inconsistent with such written request shall have been given to the Trustee by Holders representing a majority of the Certificate Balance. It is understood and intended that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of, or by availing of, any provisions of the Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Agreement, except in the manner provided in the Agreement.

         SECTION 21.05. Governing Law. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 21.06. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Trustee or the Rating Agencies under the Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Chrysler Financial Corporation, 27777 Franklin Road, Southfield, Michigan 48034, Attention of Secretary, ((810) 948-3060); (b) in the case of the Servicer, to Chrysler Credit Corporation, 27777 Franklin Road, Southfield, Michigan 48034, Attention of Secretary ((810) 948-3060); (c) in the case of the Trustee, at the Corporate Trust Office; (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway
- - 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; (f) in the case of Duff and Phelps, to Duff & Phelps Credit Rating Company, 55 East Monroe Street, 35th Floor, Chicago, Illinois 60603, Attention:
Structured Finance; and (g) in the case of Fitch, to Fitch Investors Service, Inc., One State Street Plaza, New York, New York 10004, Attention: Structured Surveillance Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

         SECTION 21.07. Severability of Provisions. Any provision of the Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 21.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 16.04 and 17.03 and as provided in the provisions of the Agreement concerning the resignation of the Servicer, the Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trustee and the Holders of Certificates evidencing not less than 66% of the Certificate Balance.

         SECTION 21.09. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever.

         SECTION 21.10. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Trustee and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim in respect of the Trust or under or in respect of the Agreement or any covenants, conditions or provisions contained herein.

         SECTION 21.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 21.12.   Nonpetition Covenants.   (a)  Notwithstanding any
prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date that is one year and one day after the termination of the Agreement with respect to the Trust, acquiesce to, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

         (b) Notwithstanding any prior termination of the Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of the Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

                                                                       EXHIBIT A
                          FORM OF CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS A CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NUMBER                                                         $
R-                                                          CUSIP NO.

                           PREMIER AUTO TRUST 199_-_

                    ____%  ASSET BACKED CERTIFICATE, CLASS A

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and the Amortizing Payments on the Fixed Value Receivables (each, as defined herein) secured by new and used automobiles and light duty trucks.

(This Class A Certificate does not represent an interest in or obligation of Chrysler Financial Corporation, Chrysler Credit Corporation or any of their respective affiliates, except to the extent described below.)

         THIS CERTIFIES THAT _________________________________________ is the
registered owner of _______________________________________ DOLLARS nonassessable, fully-paid, fractional undivided interest in Premier Auto Trust 199_-_ (the "Trust") formed pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of _________________, among Chrysler Financial Corporation, a Michigan corporation, as seller (the "Seller"), Chrysler Credit Corporation, a Delaware corporation, as servicer (the "Servicer") and ______________________, a ________________________________ banking association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

         This Certificate is one of a duly authorized series of Certificates, designated as the _____% Asset Backed Certificates, Class A (herein called the "Class A Certificates"), all issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Seller, the Servicer, the Trustee and Holders of the Certificates. The Class A Certificates are subject to all terms of the Agreement.

         The property of the Trust includes a pool of retail installment sale contracts for new and used automobiles and light duty trucks and the Amortizing Payments on the Fixed Value Receivables (collectively, the "Receivables"), all monies due under such Receivables on or after the related Cutoff Date, in the case of Precomputed Receivables, or received on or after the related Cutoff Date, in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and all proceeds of the foregoing. The term "Fixed Value Receivables" shall mean retail sale contracts secured by new automobiles or light duty trucks with a series of fixed level payment monthly installments (the "Amortizing Payments") and a final fixed value payment that is greater than each Amortizing Payment.

         Under the Agreement, there will be distributed on the ______ day of each month or, if such ______ day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on ______________________, to the Person in whose name this Class A Certificate is registered at the close of business on the first day of the month in which such Distribution Date occurs (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class A Certificateholders on such Distribution Date.

         It is the intent of the Seller, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a grantor trust and the Certificates will be treated as interests in a grantor trust.
The Seller, the Servicer, the Trustee and the Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

         Distributions on this Class A Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon, except that with respect to Class A Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

         THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class A Certificate to be duly executed.

Date:                                   PREMIER AUTO TRUST 199 __-__

                                        By: ______________________________,
                                            not in its individual capacity
                                            but solely as Trustee


                                        By: ______________________________
                                            Authorized Signatory



                         CERTIFICATE OF AUTHENTICATION

This is one of the Class A Certificates referred to in the within-mentioned Agreement.

Date:

                                        __________________________________
                                            as Trustee


                                        By: ______________________________
                                            Authorized Signatory

                        (REVERSE OF CLASS A CERTIFICATE)


         The Class A Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class A Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Seller and at such other places, if any, designated by the Seller.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer and the Trustee and the rights of the Certificateholders at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registerable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is
________________________________.

         Except as provided in the Agreement, the Class A Certificates are issuable only as registered certificates without coupons in a minimum denomination of $________. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

________________________________________________________________________________
the within Class A Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ to transfer said Class A Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                                 ___________________________________________*/
                                            Signature Guaranteed:


                                        ____________________________*/


_______________________

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class A Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B

                          FORM OF CLASS B CERTIFICATE

THIS CLASS B CERTIFICATE IS SUBORDINATE TO THE PRIOR RIGHTS OF THE CLASS A CERTIFICATES IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

[THIS CLASS B CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE TRANSFER OF THIS CLASS B CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN THE AGREEMENT UNDER WHICH THIS CLASS B CERTIFICATE IS ISSUED (A COPY OF WHICH IS AVAILABLE FROM THE TRUSTEE UPON REQUEST), INCLUDING RECEIPT BY THE TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE SHALL MAKE CERTAIN REPRESENTATIONS.]

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN EXCEPT AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS B CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NUMBER                                                            $
R-                                                             CUSIP NO.

                           PREMIER AUTO TRUST 199_-_

                    ____%  ASSET BACKED CERTIFICATE, CLASS B

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and the Amortizing Payments on the Fixed Value Receivables (each, as defined herein) secured by new and used automobiles and light duty trucks.

 (This Class B Certificate does not represent an interest in or obligation of Chrysler Financial Corporation, Chrysler Credit Corporation or any of their respective affiliates, except to the extent described below.)

         THIS CERTIFIES THAT ____________________________________ is the
registered owner of ____________________________ DOLLARS nonassessable, fully-paid, fractional undivided interest in Premier Auto Trust 199_-_ (the "Trust") formed pursuant to a Pooling and Servicing Agreement (the "Agreement") dated as of _________________, among Chrysler Financial Corporation, a Michigan corporation, as seller (the "Seller"), Chrysler Credit Corporation, a Delaware corporation, as servicer (the "Servicer") and _____________, a _______________ banking association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

         This Certificate is one of a duly authorized series of Certificates, designated as the ____% Asset Backed Certificates, Class B (herein called the "Class B Certificates") all, issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Seller, the Servicer, the Trustee and HolderS of the Certificates. The Class B Certificates are subject to all terms of the Agreement.

         The property of the Trust includes a pool of retail installment sale contracts for new and used automobiles and light duty trucks and the Amortizing Payments on the Fixed Value Receivables (collectively, the "Receivables"), all monies due under such Receivables on or after ___________________, in the case of Precomputed Receivables, or received on or after __________________, in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and all proceeds of the foregoing. The term "Fixed Value Receivables" shall mean retail sale contracts secured by new automobiles or light duty trucks with a series of fixed level payment monthly installments (the "Amortizing Payments") and a final fixed value payment that is greater than each Amortizing Payment.

         Under the Agreement, there will be distributed on the ________ day of each month or, if such _______ day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on ______________________, to the Person in whose name this Class B Certificate is registered at the close of business on the first day of the month in which such Distribution Date occurs (the "Record Date"), subject to the prior rights of the Class A Certificateholders, such Certificateholder's fractional undivided interest in the amount to be distributed to Class B Certificateholders on such Distribution Date.

         It is the intent of the Seller, the Servicer, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a grantor trust and the

Certificates will be treated as interests in a grantor trust. The Seller, the Servicer, the Trustee and the Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

         Distributions on this Class B Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that with respect to Class B Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

         THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class B Certificate to be duly executed.


                                        PREMIER AUTO TRUST 199_-_

                                        by: ______________________________,
                                            not in its individual capacity
                                            but solely as Trustee



Date:                                   by: _______________________________
                                            Authorized Signatory


                         CERTIFICATE OF AUTHENTICATION

This is one of the Class B Certificates referred to in the within-mentioned Trust Agreement.


Date:                                   __________________________________,
                                            as Trustee


                                        by: _______________________________
                                            Authorized Signatory

                        (REVERSE OF CLASS B CERTIFICATE)


         The Class B Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class B Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Seller and at such other places, if any, designated by the Seller.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         [No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event that the Holder hereof desires to make such a transfer, the Holder and such Holder's transferee will be required to comply with certain procedures set forth in the Agreement, including the delivery of certain certificates and investment letters. The Holder hereof, by acceptance of this Certificate, does hereby agree to indemnify the Trustee, the Seller, the Servicer and the Certificate Registrar against any liability that may result if any such transfer is not so exempt or is not made in accordance with federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depository with respect to certain matters described in the Agreement.]

         Except as provided in the Agreement, the Class B Certificates are issuable only as registered certificates without coupons in a minimum denominations of $________. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class B Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing __________________________ to transfer said
Class B Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                                 ___________________________________________*/
                                             Signature Guaranteed:


                                         ____________________________*/


_______________________

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Class B Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT C
                         (FORM OF DEPOSITORY AGREEMENT)



                           Letter of Representations
                    (To be Completed by Issuer and Trustee)

         _____________________________________________________________
                                (Name of Issuer)


         _____________________________________________________________
                               (Name of Trustee)


                                                             ___________________
                                                                    (Date)

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099


         Re:        ____________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________
                                   (Issue Description)

Ladies and Gentlemen:

          This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated __, 199_ (the "Document"). _________________________________
(the "Underwriter") is distributing the Securities through The Depository Trust Company ("DTC").

          To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

          I. Prior to closing on the Securities on __________________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $150 million certificate shall bear the following legend:

                    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          II. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

          III. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                                         Manager; Call Notification Department
                                         The Depository Trust Company
                                         711 Stewart Avenue
                                         Garden City, NY 11530-4719

          IV. In the event of an invitation to tender the Securities, notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                                         Manager; Reorganization Department
                                         Reorganization Window
                                         The Depository Trust Company
                                         7 Hanover Square; 23rd Floor
                                         New York, NY 10004-2695

          V. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

          VI. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at
(212) 709-1723, or if by mail or by any other means to:

                                         Manager; Announcements
                                         Dividend Department
                                         The Depository Trust Company
                                         7 Hanover Square; 22nd Floor
                                         New York, NY 10004-2695

          VII. (NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:) (The interest accrual period is record date to record date.) (The interest accrual period is payment date to payment date.)

          VIII. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by

Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements, such payments shall be addressed as follows:

                                         Manager; Cash Receipts
                                         Dividend Department
                                         The Depository Trust Company
                                         7 Hanover Square; 24th Floor
                                         New York, NY 10004-2695

          IX. (NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:)

          Securities Eligible for DTC's Same-Day Funds Settlement ("SDFS") System. Other principal payments (redemption payments) shall be made in same-day funds by Trustee in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Trustee.

          Securities Eligible for DTC's Next-Day Funds Settlement ("NDFS") System. Other principal payments (redemption payments) shall be made in next-day funds by Trustee to Cede & Co., as nominee of DTC, or its registered assigns, on each payment date. Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                                         NDFS Redemptions Manager
                                         Reorganization/Redemptions Department
                                         The Depository Trust Company
                                         7 Hanover Square; 23rd Floor
                                         New York, NY 10004-2695

          X. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

          XI. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

          XII. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

          XIII. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

          XIV. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and
(b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

          XV. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:                                     Very truly yours,
A.  If there is a Trustee (as defined
in this Letter of Representations),        ____________________________________
Trustee as well as Issuer must sign                     (Issuer)
this Letter.  If there is no Trustee,
in signing this Letter Issuer itself
undertakes to perform all of the           By: ________________________________
obligations set forth herein.                  (Authorized Officer's Signature)

B. Schedule B contains statements that
DTC believes accurately describe DTC,      ____________________________________
the method of effecting book-entry                      (Trustee)
transfers of securities distributed
through DTC, and certain related matters.  By: ________________________________
                                               (Authorized Officer's Signature)


                                           CHRYSLER CREDIT CORPORATION
                                           (Administrator)


                                           By: ________________________________
                                               (Authorized Officer's Signature)

Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By: ___________________________

cc:       Underwriter
          Underwriter's Counsel

                                                                      SCHEDULE A
                                (Describe Issue)


CUSIP             Principal Amount          Maturity Date         Interest Rate
- -----             ----------------          -------------         -------------





                                                                       EXHIBIT D

                          FORM OF ACCOUNTANTS' LETTER



                                                                          (Date)

Board of Directors
Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan 48034

(Trustee)
(Trustee Address)


Ladies and Gentlemen:

        This letter is delivered exclusively for your information with respect to and in connection with the sale of certain motor vehicle retail installment sale contracts by Chrysler Financial Corporation ("CFC") to Premier Auto Trust 199___-___ (the "Trust"), pursuant to Section 3.02(c) of the Pooling and Servicing Agreement dated as of __________________, 194___ (the "Pooling and Servicing Agreement") among the ___________________, as trustee, CFC and Chrysler Credit Corporation ("CCC"), as servicer. Capitalized terms used herein and not otherwise defined have the meaning ascribed thereto in the Pooling and Servicing Agreement or the Prospectus Supplement dated ____________________ to the Prospectus dated _______________________
(collectively, the "Prospectus") relating to the offering of the Premier Auto Trust 199___-___ [describe securities]. In connection therewith, we are independent certified public accountants with respect to CFC and consolidated subsidiaries, within the meaning of the Securities Act of 1933, as amended, and all applicable published rules and regulations thereunder and we have performed certain agreed-upon procedures, as specified in Items 1. through 3. below:

1. We have compared the following amounts and/or percentages contained in the Prospectus Supplement to analyses prepared by CFC, and found them to be in agreement.


 Page                                    Description
 ----                                    -----------



2. We have compared the following amounts and/or percentages contained in the Prospectus Supplement to analyses prepared by Chrysler Corporation ("Chrysler"), and found them to be in agreement.

 Page                                    Description
 ----                                    -----------



3. The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Therefore, we are unable to and do not express any opinion on any of the procedures performed on individual balances or accounts or summaries of selected transactions specifically set forth in this letter. Also, these procedures would not necessarily reveal matters of significance with respect to the findings described herein. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

4. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Note Underwriting Agreement and the Certificate Underwriting Agreement, both dated ______________________ (collectively, the "Agreements"), pursuant to which the underwriters initially purchased the Notes and Certificates, the Pooling and Servicing Agreement and the Prospectus, and make no representations regarding the adequacy of disclosure or whether any material facts have been omitted.

5. These procedures should not be taken to supplant any additional inquiries or procedures that you would undertake in your consideration of the proposed transaction.

6. In reaching the findings above, we have assumed that no information has come to your attention which, if disclosed to us, could have materially affected our findings.

7. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of CFC in connection with the offering of the securities covered by the Prospectus, and is not to be used, circulated, quoted or otherwise referred to for any other purpose including but not limited to the purchase or sale of the securities, nor is it to be referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the Agreements or in any list of closing documents pertaining to the offering of the securities covered by the Prospectus.

8. We have no responsibility to update this letter for events and circumstances occurring after each applicable Cutoff Date.


Yours truly,

                                                                       EXHIBIT E

                         FORM OF SERVICER'S CERTIFICATE

                    PREMIER AUTO RECEIVABLES TRUST 199__-__
                    ___% Asset Backed Certificates, Class A
                    ___% Asset Backed Certificates, Class B

Distribution Date:

Collection Period:

                       Under the Pooling and Servicing Agreement dated as of _____________ by and among Chrysler Financial Corporation, as Seller, Chrysler Credit Corporation, as Servicer, and __________________________, as Trustee, the Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust during the previous month. The information that is required to be prepared with respect to the Distribution Date and Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate, as appropriate, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A.                     Information Regarding the Current Monthly Distribution.

         1.    Class A Certificates.

               (a)    The aggregate amount of the distribution
                      to Class A Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (b)    The amount of the distribution set forth in
                      paragraph A.1.(a) above in respect of interest  . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (c)    The amount of the distribution set forth in
                      paragraph A.1.(a) above in respect of principal   . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (d)    The amount of the distribution set forth in
                      paragraph A.1.(a) above per $1,000 interest   . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (e)    The amount of the distribution set forth in
                      paragraph A.1.(b) above per $1,000 interest   . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (f)    The amount of the distribution set forth in
                      paragraph A.1.(c) above per $1,000 interest   . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

         2.    Class B Certificates.

               (a)    The aggregate amount of the distribution
                      to Class B Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (b)    The amount of the distribution set forth in
                      paragraph A.2(a) above in respect of interest   . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (c)    The amount of the distribution set forth in
                      paragraph A.2(a) above in respect of principal  . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (d)    The amount of the distribution set forth in
                      paragraph A.2(a) above per $1,000 interest  . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (e)    The amount of the distribution set forth in
                      paragraph A.2(b) above per $1,000 interest  . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (f)    The amount of the distribution set forth in
                      paragraph A.2(c) above per $1,000 interest  . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

B.       Information Regarding the Performance of the Trust.

         1.    Pool Balance and Certificate Balances.

               (a)    The Pool Balance close of business on the last
                      day of the preceding Collection Period  . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (b)    The Class A Certificate Balance as of the
                      close of business on the last day of the
                      preceding Collection Period, after giving
                      effect to payments allocated to principal
                      set forth in Paragraph A.1(c) above   . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (c)    The Class B Certificate Balance as of the
                      close of business of the last day of the
                      preceding Collection Period, after giving
                      effect to payments allocated to principal
                      set forth in paragraph A.2(c) above   . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                                ----------

               (d)    The Class A Pool Factor and the
                      Class B Pool Factor as of the close
                      of business on the last day of the
                      preceding Collection Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

         2.    Servicing Fee and Advances.

               (a)    The aggregate amount of the Servicing
                      Fee paid to the Servicer with respect
                      to the preceding Collection Period  . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (b)    The amount of such Servicing Fee per
                      $1,000 interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (c)    The amount of any unpaid Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (d)    The change in the amount of any unpaid
                      Servicing Fee from the previous
                      Distribution Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (e)    Aggregate Advances on such
                      Distribution Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

         3.    Payment Shortfalls.

               (a)    The amount of the Class A Interest Carryover
                      Shortfall after giving effect to the payments
                      set forth in paragraph A.1(b) above   . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (b)    The amount of the Class A Principal Carryover
                      Shortfall after giving effect to the payment
                      set forth in paragraph A.1(c) above   . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (c)    The amount of the Class B Interest Carryover
                      Shortfall after giving effect to the payments
                      set forth in paragraph A.2(b) above   . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (d)    The amount of the Class B Principal Carryover
                      Shortfall after giving effect to the payments
                      set forth in paragraph A.2(c) above   . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (e)    The amount otherwise distributable to
                      Class B Certificateholders that is distributed
                      to Class A Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

         4.    Payahead Account.

               (a)    The aggregate Payahead Balance    . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

               (b)    The change in the Payahead Balance from
                      the previous Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

         5.    Reserve Account.

               (a)    The Reserve Account balance after
                      giving effect to distributions made on
                      such Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------
               (b)    The change in the Reserve Account
                      on such Distribution Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                                                                ----------

                                                                       EXHIBIT F





                         FORM OF TRANSFEROR CERTIFICATE

                                                                          (DATE)


(Seller)
(Seller Address)
(Trustee)
(Trustee Address)

               Re:    Premier Auto Trust 199__-__
                      Asset Backed Certificates, Class B


Ladies and Gentlemen:

         In connection with our disposition of the above-referenced ______% Asset Certificates, Class B (the "Certificates") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and
(b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                                        Very truly yours,

                                        (NAME OF TRANSFEROR)



                                        By: ______________________________
                                            Authorized Officer

                                                                       EXHIBIT G


                           FORM OF INVESTMENT LETTER

                                                                          (DATE)


(Seller)
(Seller Address)
(Trustee)
(Trustee Address)

               Re:    Premier Auto Trust 199__-__
                      Asset Backed Certificates, Class B

Ladies and Gentlemen:

         In connection with our acquisition of the above-referenced Asset Backed Certificates, Class B (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan or trust account that is subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such Plan or using the assets of any such Plan to acquire Class B Certificates, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement dated as of __________________, among Chrysler Financial Corporation, Chrysler Credit Corporation and ______________________.

                                     Very truly yours,

                                     (NAME OF TRANSFEREE)



                                     By: ____________________________________
                                         Authorized Officer

                                                                       EXHIBIT H


                            FORM OF RULE 144A LETTER

                                                                          (DATE)


(Seller)
(Seller Address)
(Trustee)
(Trustee Address)

               Re:    Premier Auto Trust 199__-__
                      Asset Backed Certificates, Class B


Ladies and Gentlemen:

         In connection with our acquisition of the above-referenced _____% Asset Backed Certificates, Class B (the "Certificates") we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan, trust or account that is subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such Plan or using the assets of any such Plan to acquire Class B Certificates, (e) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and understand that such Certificates may be resold, pledged or transferred only
(i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Act.


                                     Very truly yours,

                                     (NAME OF TRANSFEREE)



                                     By: ______________________________
                                         Authorized Officer

                                                                       EXHIBIT J

                     SUBSEQUENT TRANSFER ASSIGNMENT NO. ___

         For value received, in accordance with and subject to the Pooling and Servicing Agreement dated as of ___________, 199_ (the "Agreement"), among Chrysler Financial Corporation, a Michigan corporation (the "Seller"), Chrysler Credit Corporation, a Delaware corporation (the "Servicer"), and _________________, a ______________ (the "Trustee"), the Seller does hereby sell, assign, transfer and otherwise convey unto the Trustee, for the benefit of the Certificateholders, without recourse (except as expressly provided in the Agreement), all right, title and interest of the Seller in and to (i) the Subsequent Receivables, having an aggregate Principal Balance equal to $
, set forth on Schedule A hereto (which shall supplement Schedule A to the Agreement) and all monies due thereon on or after the date hereof (the "Subsequent Cutoff Date"), in the case of Precomputed Receivables, and all monies received thereon on and after the Subsequent Cutoff Date, in the case of Simple Interest Receivables; (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to such Subsequent Receivable and any other interest of the Seller in such Financed Vehicles; (iii) any proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (iv) any proceeds with respect to such Subsequent Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; (v) any Financed Vehicle that shall have secured any such Subsequent Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer or the Trust; and (vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Trust of any obligation of the Seller to the Obligors, insurers or any other person in connection with the Standard Receivables, Fixed Value Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Agreement (including the Officers' Certificate of the Seller accompanying this Assignment, in the form of Annex A hereto) and is to be governed in all respects by the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be
duly executed as of             , 199_.

                                        CHRYSLER FINANCIAL CORPORATION


                                        By: ______________________________
                                            Name:
                                            Title:

                                                                   SCHEDULE A TO
                                                  Subsequent Transfer Assignment


                       Schedule of Subsequent Receivables

                                                                      ANNEX A TO
                                                  Subsequent Transfer Assignment

                         CHRYSLER FINANCIAL CORPORATION

                             OFFICERS' CERTIFICATE

         The undersigned, _______________ and ________________, the duly qualified and elected ______________ and ________________ of Chrysler Financial Corporation (the "Seller"), in connection with the conveyance of Subsequent Receivables to Premier Auto Trust 199__-__ (the "Trust") pursuant to Section 3.02(b) of the Pooling and Servicing Agreement dated as of ______________, 199__, (the "Agreement"), among the Seller, ____________________, as trustee, and Chrysler Credit Corporation, as servicer, and Subsequent Transfer Assignment No. ___ dated as of the date hereof from the Seller, hereby certify that:

               (a) ______% of the Principal Balances of the Receivables in the Trust on the date hereof (including the Subsequent Receivables conveyed to the Trust on the date hereof) represent vehicles financed at CCC's used vehicle rate.

               (b) The weighted average APR of the Receivables in the Trust on the date hereof (including the Subsequent Receivables conveyed to the Trust on the date hereof) is _____%.

               (c) The weighted average remaining term of the Subsequent Receivables in the Trust on the date hereof (including the Subsequent Receivables conveyed to the Trust on the date hereof) is ____________ months.

               (d) All other conditions precedent set forth in Section 3.02(b)(1) of the Agreement relating to the conveyance of Subsequent Receivables to the Trust have been satisfied.

         All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand as of this ____ day of _____________, 199_.


                                        _____________________________________
                                        Name:
                                        Title:

                                        ________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT K

                ELIGIBLE INVESTMENT TRANSFER ASSIGNMENT NO. ____

         For value received, in accordance with and subject to the Pooling and Servicing Agreement dated as of __________________, 199__ (the "Agreement"), among Chrysler Financial Corporation, a Michigan corporation (the "Seller"), Chrysler Credit Corporation, a Delaware corporation (the "Servicer"), and ______________, as trustee, the Seller does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse (except as expressly provided in the Agreement), all right, title and interest of the Seller in and to (i) the Eligible Investment Receivables, having an aggregate Principal Balance equal to $_________________, set forth on Schedule A hereto (which shall supplement Schedule C to the Agreement) and all monies due thereon on or after the date hereof (the "Subsequent Cutoff Date"), in the case of Precomputed Receivables, and all monies received thereon on and after the Subsequent Cutoff Date, in the case of Simple Interest Receivables; (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to such Eligible Investment Receivables and any other interest of the Seller in such Financed Vehicles, (iii) any proceeds with respect to such Eligible Investment Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (iv) any proceeds with respect to such Eligible Investment Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely, (v) any Financed Vehicle that shall have secured any such Eligible Investment Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer or the Trust, and (vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Trust of any obligation of the Seller to the Obligors, insurers or any other person in connection with the Eligible Investment Standard Receivables, Eligible Investment Fixed Value Receivables, Receivable File, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Agreement (including the Officers' Certificate of the Seller accompanying this Assignment, in the form of Annex A hereto) and is to be governed in all respects by the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of __________________, 199_.

                                        CHRYSLER FINANCIAL CORPORATION



                                        By: ______________________________
                                            Name:
                                            Title:

                                                                   SCHEDULE A TO
                                         Eligible Investment Transfer Assignment


                  Schedule of Eligible Investment Receivables

                                                                      ANNEX A TO
                                         Eligible Investment Transfer Assignment



                         CHRYSLER FINANCIAL CORPORATION

                             OFFICER'S CERTIFICATE


         The undersigned _________________________ and
__________________________, the duly qualified and elected
______________________________ and ___________________________ of Chrysler
Financial Corporation (the "Seller'), in connection with the conveyance of Eligible Investment Receivables to Premier Auto Trust 199__-__ (the "Trust") pursuant to Section 12.03 of the Pooling and Servicing Agreement dated as of ___________________, 199___ (the "Agreement"), among the Seller,
______________________, as trustee, and Chrysler Credit Corporation, as servicer, and Eligible Investment Transfer Assignment No. ___, dated as of the date hereof from the Seller, hereby certify that:

               (a) ____% of the Principal Balances of the Eligible Investment Receivables in the Reserve Account on the date hereof (including the Eligible Investment Receivables conveyed to the Reserve Account on the date hereof) represent vehicles financed at CCC's used vehicle rate.

               (b) All other conditions precedent set forth in Section 12.03 of the Agreement relating to the conveyance of Eligible Investment Receivables to the Reserve Account have been satisfied.

         All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand as of this ____ day of __________, 199_.



                                        ________________________________________
                                        Name:
                                        Title:



                                        ________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT L



================================================================================


                                AGENCY AGREEMENT





                        Chrysler Financial Corporation,

                                      and

                     (____________________________________)

                                 as Trustee of

                           Premier Auto Trust 199_-_

                                      and

                          Chrysler Credit Corporation,
                                    Servicer

                                      and

                     (___________________________________)
                                     Agent


                          Dated as of __________, 19__



================================================================================

                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
                                                        ARTICLE I

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  L-5

                                                        ARTICLE II

SECTION 2.01.  Appointment and Obligations of the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  L-5

                                                       ARTICLE III

SECTION 3.01.  Conveyance of Initial Fixed Value Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  L-6
SECTION 3.02.  Conveyance of Subsequent Fixed Value Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .  L-6
SECTION 3.03.  Representations and Warranties of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-10

                                                        ARTICLE IV

SECTION 4.01.  Custody of Fixed Value Receivable Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-10
SECTION 4.02.  Duties of Servicer as Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-10
SECTION 4.03.  Instructions; Authority to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-11
SECTION 4.04.  Custodian's Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-11
SECTION 4.05.  Effective Period and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-11

                                                        ARTICLE V

SECTION 5.01.  Duties of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-12
SECTION 5.02.  Representations and Warranties of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-12
SECTION 5.03.  Indemnities of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-12

                                                        ARTICLE VI

SECTION 6.01.  Allocation of Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-13

                                                       ARTICLE VII

SECTION 7.01.  Duties of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-13
SECTION 7.02.  Agent's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-14
SECTION 7.03.  Agent's Assignment of Purchased Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-14
SECTION 7.04.  Certain Matters Affecting Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-15
SECTION 7.05.  Agent Not Liable for Fixed Value Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-15
SECTION 7.06.  Agent May Own Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-16
SECTION 7.07.  Agent's Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-16
SECTION 7.08.  Resignation or Removal of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-17
SECTION 7.09.  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-17
SECTION 7.10.  Merger or Consolidation of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-17
SECTION 7.11.  Representations and Warranties of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-18
SECTION 7.12.  No Bankruptcy Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-18

                                                       ARTICLE VIII

SECTION 8.01.  Chrysler Credit Corporation Not to Resign as Servicer  . . . . . . . . . . . . . . . . . . . . . . .   L-18

                                                        ARTICLE IX

SECTION 9.01.  Liability of Seller; Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-19

                                                        ARTICLE X

SECTION 10.01.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-19
SECTION 10.02.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-19
SECTION 10.03.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-20
SECTION 10.04.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-20
SECTION 10.05.  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   L-20


Schedule A     Schedule of Fixed Value Receivables
Schedule B     Location of Fixed Value Receivable Files

Exhibit L-1    Form of Agent's Certificate - Assignment of Purchased Receivables to Seller
Exhibit L-2    Form of Agent's Certificate - Assignment of Purchased Receivables to Servicer

         This Agency Agreement, dated as of _____________________ , by and among Premier Auto Trust 199___-___ (the "Trust"), Chrysler Finance Corporation, a Michigan corporation ("CFC"), Chrysler Credit Corporation, as Servicer (the "Servicer"), and ______________________, a _________________
banking corporation, as agent on behalf of the Trust and CFC (the "Agent"),

         WITNESSETH THAT, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE XVI

         SECTION 1.01. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Pooling and Servicing Agreement (including the Standard Terms and Conditions of Agreement incorporated by reference therein), dated as of _____________________ (the "Pooling and Servicing Agreement"), by and among CFC, the Servicer and ___ _______________________, as Trustee. Whenever used herein, the following words and phrases shall have the following meanings:

         "Agent Officer" means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Agent customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Agent's Certificate" means a certificate completed and executed by an Agent Officer on behalf of the Agent pursuant to Section 7.02, substantially in the form of Exhibit L-1, in the case of an assignment to the Seller, and Exhibit L-2, in the case of an assignment to the Servicer.

         "Fixed Value Receivable Files" means the documents specified in
Section 4.01.


                                  ARTICLE XVII

         SECTION 2.01. Appointment and Obligations of the Agent. (a) The Trust and CFC hereby appoint _______________________, and ___________________
hereby accepts such appointment, as the Agent for the purposes of (a) holding the right, title and interest of the Trust and CFC in the Fixed Value Receivables listed in

Schedule A hereto and the security interests in the Financed Vehicles granted by Obligors pursuant to such Fixed Value Receivables and (b) holding the right to receive the Amortizing Payments on behalf of the Trust and the right to receive the Fixed Value Payments on behalf of CFC, including any proceeds from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors.

         (b) Except as expressly provided herein, the Agent shall accept only the instructions of the Trustee concerning the Fixed Value Receivables, which instructions may include, but are not limited to, releasing any interest in such Fixed Value Receivables.

         (c) The Agent is acting solely as agent of the Trust and CFC and shall furnish only those services that are expressly described herein or any other ministerial service or action that is reasonably requested by the Trustee in order to accomplish those purposes pursuant to this Agreement.

                                 ARTICLE XVIII

         SECTION 3.01. Conveyance of Initial Fixed Value Receivables. In consideration of the Trustee's delivery to or upon the order of the Seller of Certificates in an aggregate principal amount equal to the initial aggregate principal amount of the Fixed Value Receivables, the Seller does hereby sell, transfer, assign and otherwise convey to the Agent for the benefit of the Trust and CFC, without recourse, all right, title and interest of the Seller in and to:

               (a) the Fixed Value Receivables listed on Schedule A hereto (as such Schedule shall be supplemented on each Subsequent Transfer Date on which Subsequent Fixed Value Receivables are conveyed to the Agent) and all monies due thereon on or after the related Cutoff Date in the case of Precomputed Receivables and all monies received thereon, on and after the related Cutoff Date in the case of Simple Interest Receivables;

               (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Fixed Value Receivables;

               (c) any proceeds from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors with respect to the Fixed Value Receivables;

               (d) any proceeds from recourse to Dealers on Fixed Value Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; and

               (e)      the proceeds of any and all of the foregoing.

         SECTION 3.02. Conveyance of Subsequent Fixed Value Receivables. (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 14.08(a) of the Pooling and Servicing Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Agent, for the benefit of the Trust and CFC, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

               (i) the Subsequent Fixed Value Receivables listed on Schedule A to the related Subsequent Transfer Assignment, and all moneys due thereon on or after the related Subsequent Cutoff Date in the case of Precomputed Receivables, and all moneys received thereon on and after the related Subsequent Cutoff Date in the case of Simple Interest Receivables;

               (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to such Subsequent Fixed Value Receivables and any other interest of the Seller in such Financed Vehicles;

               (iii) any proceeds with respect to such Subsequent Fixed Value Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

               (iv) any proceeds from recourse to Dealers with respect to Subsequent Fixed Value Receivables in respect of which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

               (v) any Financed Vehicle that shall have secured any such Subsequent Fixed Value Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust; and

               (vi)     the proceeds of any and all of the foregoing.

         (b)   (i)      The Seller shall transfer to the Agent, for the benefit
         of the Trust and CFC, the Subsequent Fixed Value Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

                        (A) the Seller shall have delivered to the Trustee and the Agent a duly executed Subsequent Transfer

               Assignment, which shall include supplements to Schedule A hereto listing the Subsequent Fixed Value Receivables;

                        (B) the Seller shall have deposited in the Collection Account, to the extent set forth in Section 14.02 of the Pooling and Servicing Agreement, all collections in respect of the Subsequent Fixed Value Receivables;

                        (C) as of each Subsequent Transfer Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                        (D) the applicable Reserve Account Initial Deposit with respect to the Subsequent Fixed Value Receivables transferred to the Agent on such Subsequent Transfer Date shall have been made in the amount set forth in Section 14.08(a) of the Pooling and Servicing Agreement;

                        (E)       the Funding Period shall not have terminated;

                        (F) the Receivables, including any Subsequent Standard Receivables to be conveyed to the Trust and any Subsequent Fixed Value Receivables to be conveyed to the Agent on such Subsequent Transfer Date, shall, collectively, meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates): (A) not more than ___% of the aggregate Principal Balances of the Receivables transferred to the Trustee and/or the Agent, as applicable, shall represent vehicles financed at CCC's used vehicle rates; and (B) the weighted average APR of the Receivables transferred to the Trustee and/or the Agent, as applicable, shall not be less than ___%, unless, with the prior consent of the Rating Agencies, CFC increases the Reserve Account Initial Deposit by the Additional Amount solely relating thereto; and the weighted average remaining term of the Receivables transferred to the Trustee and/or the Agent, as applicable, including the Subsequent Receivables to be conveyed to the Trustee and/or the Agent, as applicable, on such Subsequent Transfer Date, shall not be greater than __ months;

                        (G) each of the representations and warranties made by the Seller pursuant to Section 12.01 of the Pooling and Servicing Agreement shall be true and correct with respect to the Subsequent Fixed Value Receivables as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder and under the Pooling and Servicing Agreement on or prior to such Subsequent Transfer Date;

                        (H) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date indicate in its computer files that the Subsequent Fixed Value Receivables identified in the Subsequent Transfer Assignment have been sold to the Agent pursuant to this Agreement and the Subsequent Transfer Assignment;

                        (I) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Trustee in the Trust property and of the Agent in the Fixed Value Receivables;

                        (J) no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders shall have been utilized in selecting any Subsequent Standard Receivables or Subsequent Fixed Value Receivables;

                        (K) the conveyance of any such Subsequent Standard Receivables to the Trust and Subsequent Fixed Value Receivables to the Agent shall not result in a material adverse tax consequence to the Trust, the Agent or the Certificateholders; and

                        (L) the Seller shall have delivered to the Trustee, in the case of Subsequent Fixed Value Receivables, or to the Trustee and the Agent, in the case of Subsequent Fixed Value Receivables, an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b)(1).

               (ii) In addition, any such conveyance of Subsequent Fixed Value Receivables made on one or more Subsequent Transfer Dates occurring during any Collection Period also will be subject to the satisfaction, on or before the ____ day of the month following the end of such Collection Period (or if such ____ day is not a Business Day, then on the next succeeding Business Day), of the following conditions subsequent:

                        (A) the Seller shall have delivered to the Agent and the Rating Agencies a statement listing the aggregate Principal Balance of the Subsequent Fixed Value Receivables so transferred and any other information reasonably requested by any of the foregoing with respect to such Subsequent Fixed Value Receivables;

                        (B) each of the Rating Agencies shall have notified the Seller in writing that, following the transfer of all of the Subsequent Standard Receivables to the Trustee and the Standard Fixed Value Receivables to the Agent during the related Collection period, the (Class A) Certificates continue to be treated in the highest investment rating category by each such Rating Agency;

                        (C) the Seller shall have delivered (A) to the Rating Agencies an Opinion of Counsel with respect to the transfer during the related Collection Period of Subsequent Standard Receivables to the Trust and Subsequent Fixed Value Receivables to the Agent, substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date and (B) to the Agent an Opinion of Counsel covering the matters described in Section 21.02(i)(1) of the Pooling and Servicing Agreement;

                        (D) the Seller shall have delivered to the Agent a letter of a firm of independent certified public accountants confirming that the conditions set forth in Section 3.02(b)(1)(vi) were satisfied with respect to the Subsequent Receivables, including the Subsequent Fixed Value Receivables, conveyed on each Subsequent Transfer Date during the related Collection Period, covering substantially the same matters with respect to such Subsequent Receivables as are set forth on Exhibit D to the Fixed Value Terms and Conditions of Agreement, and, if any of such Subsequent Receivables are OMSC Receivables, setting forth the aggregate Principal Balance thereof; and

                        (E) the Seller shall have delivered to the Agent an Officers' Certificate confirming the satisfaction of each condition specified in this paragraph (b)(2).

The Seller covenants that in the event any of the foregoing conditions subsequent are not satisfied with respect to any Subsequent Fixed Value Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Fixed Value Receivable from the Agent at a price equal to the Purchase Amount thereof, in the manner specified in Section 14.05 of the Pooling and Servicing Agreement.

         (c) The Seller covenants to transfer to the Trustee and/or the Agent pursuant to paragraphs (a) and (b) above Subsequent Standard Receivables and Standard Fixed Value Receivables, as applicable, having an aggregate Principal Balance equal to $___________. In the event that the Seller shall fail to deliver and sell to the

Trustee or the Agent any or all of such Subsequent Receivables by the date on which the Funding Period ends and the Pre-Funded Amount is greater than $____ on such date, the Seller shall be obligated to deposit an amount equal to the Prepayment Premium into the Certificate Distribution Account on the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on the first Distribution Date following the end of the Funding Period); provided, however, that the foregoing shall be the sole remedy of the Trustee, the Agent or the Certificateholders with respect to a failure of the Seller to comply with this covenant.

         SECTION 3.03. Representations and Warranties of Seller. The Seller does hereby represent and warrant to the Agent that each of the Contracts listed on Schedule A hereto, as such Schedule A shall be supplemented on any Subsequent Transfer Date on which Subsequent Fixed Value Receivables are transferred to the Agent, is a Fixed Value Receivable, and the Agent relies on such representation and warranty in accepting the Fixed Value Receivables.


                                  ARTICLE XIX

         SECTION 4.01. Custody of Fixed Value Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Agent, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Agent as custodian of the following documents or instruments, which are hereby, or will hereby be, constructively delivered to the Agent as of the Closing Date (in the case of Initial Fixed Value Receivables) and the applicable Subsequent Transfer Date (in the case of Subsequent Fixed Value Receivables) with respect to each Fixed Value
Receivable:

               (a)      the fully executed original of the Fixed Value
         Receivable;

               (b) the original credit application fully executed by the Obligor;

               (c) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

               (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Fixed Value Receivable, an Obligor or a Financed Vehicle.

         SECTION 4.02.  Duties of Servicer as Custodian.   (a)  Safekeeping.
The Servicer shall hold the Fixed Value Receivable Files on behalf of the Agent for the use and benefit of the Trust and CFC, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Fixed Value Receivable File as shall enable the Agent to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Fixed Value Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Agent to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Agent any failure on its part to hold the Fixed Value Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Agent of the Fixed Value Receivable Files.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Fixed Value Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Agent by written notice not later than 90 days after any change in location. The Servicer shall make available to the Agent or its duly authorized representatives, attorneys or auditors a list of locations of the Fixed Value Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times as the Agent shall instruct.

         (c) Release of Documents. Upon instruction from the Agent, the Servicer shall release any Fixed Value Receivable File to the Agent, the Agent's agent or the Agent's designee, as the case may be, at such place or places as the Agent may designate, as soon as practicable.

         SECTION 4.03. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Fixed Value Receivable Files upon its receipt of written instructions signed by an Agent Officer.

         SECTION 4.04. Custodian's Indemnification. The Servicer as custodian shall indemnify the Agent for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Agent as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Fixed Value Receivable Files;

provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Agent.

         SECTION 4.05. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this
Section 4.05. If Chrysler Credit Corporation shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 18.01 of the Pooling and Servicing Agreement, the appointment of the Servicer as custodian shall be terminated by the Trustee, in the same manner as the Trustee acting on instruction of Holders of Certificates may terminate the rights and obligations of the Servicer under Section 18.01 of the Pooling and Servicing Agreement. The Agent, at the direction of the Trustee, may terminate the Servicer's appointment as custodian, with cause at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Fixed Value Receivable Files to the Agent or the Agent's agent at such place or places as the Agent may reasonably designate.


                                   ARTICLE XX

         SECTION 5.01.  Duties of Servicer.   (a)  With respect to the Fixed
Value Receivables and on behalf of the Agent, the Trust and CFC, the Servicer shall perform its functions in accordance with Article XIII of the Pooling and Servicing Agreement, which this Agreement does hereby incorporate by reference.

         (b) The Servicer, on behalf of the Agent, shall also accept the return of Financed Vehicles by Obligors on or after the date when the Fixed Value Payments are due under the related Contracts. The Servicer shall inspect such returned Financed Vehicles and shall make a determination with respect to any additional charges to the related Obligors related to usage of or wear and tear on such Financed Vehicles. Any such additional amounts collected by the Servicer shall be allocated hereunder to CFC.

         SECTION 5.02. Representations and Warranties of Servicer. The Servicer represents and warrants to the Agent that the representations and warranties in Section 17.01 of the Pooling and Servicing Agreement are true and correct as of the date of the execution and delivery of this Agreement and are herein incorporated by reference.

         SECTION 5.03. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

               (i) The Servicer shall defend, indemnify and hold harmless the Agent from and against any and all costs, expenses, losses, damages, claims, and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

               (ii) The Servicer shall indemnify, defend and hold harmless the Agent from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Agent through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

         For purposes of this Section, in the event of the termination of the rights and obligations of Chrysler Credit Corporation (or any successor thereto pursuant to Section 17.03 of the Pooling and Servicing Agreement) as Servicer pursuant to Section 18.01 of the Pooling and Servicing Agreement, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 18.02 of the Pooling and Servicing Agreement.

         Indemnification under this Section 5.03 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.


                                  ARTICLE XXI

         SECTION 6.01. Allocation of Collections. The Agent hereby directs the Servicer to allocate payments received on the Fixed Value Receivables between the Trust and CFC. With respect to each Fixed Value Receivable the Servicer shall allocate and distribute to the Trust, for application in accordance with Section 14.02 of the Pooling and Servicing Agreement, the amount equal to the Amortizing Payments, and the Servicer shall allocate and distribute to CFC the amount, if any, received with respect to the Fixed Value Payment. With respect to each Fixed Value Receivable, amounts collected thereunder shall be applied in accordance with the terms of the related Contract, first to the Amortizing Payments until such amount shall be paid in full and then to the Fixed Value Payment.


                                  ARTICLE XXII

         SECTION 7.01.  Duties of Agent.   (a)  The Agent shall undertake to
perform such duties as are specifically set forth in this Agreement.

         (b)   (i)      The duties and obligations of the Agent shall be
determined solely by the express provisions of this Agreement, the Agent shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement; (ii) no implied covenants or obligations shall be read into this Agreement against the Agent; and (iii) in the absence of bad faith on the part of the Agent, the Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed upon any certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement.

         (c) The Agent shall take and maintain custody of the Schedule of Fixed Value Receivables included as an exhibit to this Agreement and shall retain all Servicer's Certificates identifying Fixed Value Receivables that become Purchased Receivables and Liquidated Receivables.

         (d) The Agent shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Trustee relating to the time, method and place of conducting any proceeding for any remedy available to the Agent, or exercising any trust or power conferred upon the Agent under this Agreement.

         (e) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act (other than errors in judgment), or its own bad faith, except that the Agent shall not be liable for any error of judgment made in good faith by an Agent Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts.

         (f) Without limiting the generality of this Section or Section 7.04, the Agent shall have no duty (a) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Fixed Value Receivables or the related Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof; (b) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance; (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, the agency established herein; (d) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Agent pursuant to this Agreement believed by the Agent to be genuine and to have been signed or presented by the proper party or parties; or (e) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Fixed Value Receivable Files under this Agreement and the Pooling and Servicing Agreement.

         (g) The Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

         SECTION 7.02. Agent's Certificate. On or as soon as practicable after each Distribution Date on which Fixed Value Receivables shall be assigned to the Seller or the Servicer, as applicable, pursuant to Section 7.03(b), based on the information contained in a Servicer's Certificate identifying the Fixed Value Receivables either repurchased during a Collection Period by the Seller pursuant to Section 12.03 of the Pooling and Servicing Agreement or purchased by the Servicer pursuant to Section 7.03(a) or Section 20.02 of the Pooling and Servicing Agreement, and confirming the payment of any Purchase Amount or Additional Amount due with respect to such repurchased or purchased Fixed Value Receivable, the Agent shall execute an Agent's Certificate (in the form of Exhibit L-1 or L-2, as applicable) and shall deliver such Agent's Certificate, accompanied by a copy of the related Servicer's Certificate to the Seller or the Servicer, as the case may be. The Agent's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as an assignment, without recourse, representation or warranty, to the Seller or the Servicer, as the case may be, of all the Agent's right, title and interest in and to such Purchased Receivable and all security and documents relating thereto, such assignment being an assignment outright and not for security.

         SECTION 7.03.  Agent's Assignment of Purchased Receivables.   (a)
Upon the discovery of any breach pursuant to Section 13.02, 13.05 or 13.06 of the Pooling and Servicing Agreement, unless such breach shall have been cured by the last day of the second

Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Fixed Value Receivable materially and adversely affected by such breach.
In consideration of the purchase of the Fixed Value Receivable, the Servicer shall remit the Purchase Amount in the manner specified in Section 14.05 of the Pooling and Servicing Agreement and shall remit to CFC an amount equal to the Fixed Value Payment. The sole remedy of the Trustee, the Agent, the Trust, the Certificateholders, or CFC with respect to a breach pursuant to Section 13.02,
13.05 or 13.06 of the Pooling and Servicing Agreement shall be to require the Servicer to repurchase Fixed Value Receivables pursuant to Section 13.07 of the Pooling and Servicing Agreement and this Section 7.03(a).

         (b) With respect to all Fixed Value Receivables repurchased by the Seller pursuant to Section 12.03 of the Pooling and Servicing Agreement or purchased by the Servicer pursuant to Section 7.03(a) hereof or Section 20.02 of the Pooling and Servicing Agreement, the Agent shall, by an Agent's Certificate (in the form of Exhibit L-1 or L-2, as applicable), assign, without recourse, representation or warranty, to the Seller or to the Servicer, as applicable, all the Agent's right, title and interest in and to such Receivables and all security and documents relating thereto.

         SECTION 7.04. Certain Matters Affecting Agent. Except as otherwise provided in Section 7.01:

               (i) The Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

               (ii) The Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel.

               (iii) The Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under or in relation to this Agreement at the request, order or direction of the Trust pursuant to the provisions of this Agreement, unless the Trust shall have offered to the Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

               (iv) The Agent shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

               (v) Subsequent to the sale of the Fixed Value Receivables by the Seller to the Agent, the Agent shall have no duty of independent inquiry, except as may be required by Section 7.01, and the Agent may rely upon the representations and warranties and covenants of the Seller and the Servicer contained in this Agreement with respect to the Fixed Value Receivables and the Fixed Value Receivable Files.

         SECTION 7.05. Agent Not Liable for Fixed Value Receivables. The recitals contained herein shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Agent assumes no responsibility for the correctness thereof. The Agent shall make no representations as to the validity or sufficiency of this Agreement or of any Fixed Value Receivable or related document. The Agent shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Financed Vehicle or any Fixed Value Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under the Pooling and Servicing Agreement, including, without limitation: the existence, condition, location and ownership of any Financed Vehicle; the review of any Fixed Value Receivable File; the existence and enforceability of any physical damage insurance; the existence and contents of any Fixed Value Receivable or any Fixed Value Receivable File or any related computer or other record with respect thereto; the validity of the assignment of any Fixed Value Receivable to the Agent or of any intervening assignment; the completeness of any Fixed Value Receivable or any Fixed Value Receivable File; the performance or enforcement of any Fixed Value Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Agent's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Agent shall remain responsible for any property that it may hold); the acts or omissions of the Seller, the Servicer or any Obligor; an action of the Servicer taken in the name of the Agent; or any action by the Agent taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Agent of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Agent to perform its duties under this Agreement or based on the Agent's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates or any Receivable or assignment thereof against the Agent in its individual capacity;

the Agent shall have no personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim; and any such claim shall be asserted solely against the Trust or CFC or any indemnitor who shall furnish indemnity as provided in this Agreement. The Agent shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables.

         SECTION 7.06. Agent May Own Certificates. The Agent in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Agent.

         SECTION 7.07. Agent's Fees and Expenses. The Servicer shall pay to the Agent, and the Agent shall be entitled to, reasonable compensation for all services rendered by it in the execution of the obligations created by this Agreement and in the exercise and performance of any of the Agent's powers and duties under this Agreement, as specified in a letter dated the date hereof between the Agent and the Servicer, and the Servicer shall pay or reimburse the Agent upon its request for all reasonable expenses, disbursements and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Agent in accordance with any provisions of this Agreement, except any such expense, disbursement or advance as may be attributable to its willful misfeasance, negligence or bad faith, and Chrysler Credit Corporation shall indemnify the Agent for, and hold it harmless against, any loss, liability or expense incurred without willful misfeasance, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the agency, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement. Any expenses, disbursements or advances required to be reimbursed to the Agent pursuant to the preceding sentence but not paid by the Servicer shall be paid out of amounts otherwise allocable to CFC with respect to the Fixed Value Payments. The provisions of this Section
7.07 shall survive the termination of this Agreement.

         SECTION 7.08. Resignation or Removal of Agent. The Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trust, CFC and the Servicer. Upon receiving such notice of resignation, the Trustee shall promptly appoint a successor Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Agent and one copy to the successor Agent. If no successor Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

         If at any time the Agent shall fail to resign after written request therefor by the Trust, or if at any time the Agent shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Agent or of its property shall be appointed, or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trust may remove the Agent. If the Trust shall remove the Agent under the authority of the immediately preceding sentence, the Trust shall promptly appoint a successor Agent by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Agent so removed and one copy to the successor Agent, and shall pay all fees owed to the outgoing Agent.

         Any resignation or removal of the Agent and appointment of a successor Agent pursuant to any of the provisions of this Section 7.08 shall not become effective until acceptance of appointment by the successor Agent pursuant to
Section 7.09 and payment of all fees and expenses owed to the outgoing Agent. The Trust shall provide notice of such resignation or removal of the Agent to CFC and each of the Rating Agencies.

         SECTION 7.09. Successor Agent. Any successor Agent appointed pursuant to Section 7.08 shall execute, acknowledge and deliver to the Trust and to its predecessor Agent an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Agreement, with like effect as if originally named as Agent. The predecessor Agent shall upon payment of its fees and expenses deliver to the successor Agent all documents, statements and monies held by it under this Agreement; and the Trust and the predecessor Agent shall execute and deliver such instruments and do such other things as may reasonably be required to fully and certainly vest and confirm in the successor Agent all such rights, powers, duties, and obligations.

         SECTION 7.10. Merger or Consolidation of Agent. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Agent, shall be the successor of the Agent hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Agent shall mail notice of any such merger or consolidation to each of Moody's and Standard & Poor's.

         SECTION 7.11.  Representations and Warranties of Agent.   The Agent
shall make the following representations and warranties on which CFC and the Trust shall rely:

               (i) The Agent is a banking corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

               (ii) The Agent has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement, and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

               (iii) This Agreement has been duly executed and delivered by the Agent.

         SECTION 7.12. No Bankruptcy Petition. The Agent covenants and agrees that prior to the date that is one year and one day after the date on which all of all securities issued by the Trust have been paid in full, it will not institute against, or join any other Person in instituting against, the Seller or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceedings under any federal or state bankruptcy or similar law.


                                 ARTICLE XXIII

         SECTION 8.01. Chrysler Credit Corporation Not to Resign as Servicer. Subject to the provisions of Section 17.03 of the Pooling and Servicing Agreement, Chrysler Credit Corporation shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties hereunder shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Chrysler Credit Corporation shall be communicated to the Agent at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Agent concurrently with or promptly after such notice. No such resignation shall become effective until the Agent or a successor Servicer shall have assumed the responsibilities and obligations of Chrysler Credit Corporation in accordance with Section 18.02 of the Pooling and Servicing Agreement. The Servicer shall at all times be the same entity as the Servicer under the Pooling and Servicing Agreement in accordance with the relevant provisions thereof.

                                  ARTICLE XXIV

         SECTION 9.01. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

               (i) The Seller shall indemnify, defend and hold harmless the Agent from and against any taxes that may at any time be asserted against the Agent with respect to, and as of the date of, the sale of the Fixed Value Receivables to the Agent, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Fixed Value Receivables or federal or other income taxes arising out of the transactions contemplated by the Agreement) and costs and expenses in defending against the same.

               (ii) The Seller shall indemnify, defend and hold harmless the Agent from and against any loss, liability or expense incurred by reason of the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under the Agreement, or by reason of reckless disregard of its obligations and duties under the Agreement.

         Indemnification under this Section 9.01 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Agent pursuant to this Section and the Agent thereafter shall collect any such amounts from others, the Agent shall repay such amounts to the Seller, without interest.


                                  ARTICLE XXV

         SECTION 10.01. Termination. This Agreement shall terminate upon the termination of the Trust pursuant to the provisions of the Pooling and Servicing Agreement.

         SECTION 10.02. Amendment. This Agreement may be amended by the Agent, CFC, the Trust and the Servicer, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         This Agreement may also be amended from time to time by the Agent, CFC, the Trust and the Servicer with the consent of the Holders of Class A Certificates and Class B Certificates (which consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate) each voting as a class evidencing not less than 51% of the Class A Certificate Balance and Class B Certificate Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Fixed Value Receivables, (b) reduce the aforesaid percentage of the Class A Certificate Balance and Class B Certificate Balance required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or (c) result in a downgrade or withdrawal of the then current rating of the Certificates by any of the Rating Agencies initially rating the Certificates.

         Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and to the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         The Agent may, but shall not be obligated to, enter into any such amendment that affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 10.03. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 10.04. Notices. All demands, notices, and communications upon or to the Agent, CFC, the Servicer, the Trustee, Moody's or Standard & Poor's under the Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Agent, to the following address:
_____________________________________________, (b) in
the case of CFC, to the following address:  Chrysler Financial Corporation,
Attention: Secretary, 27777 Franklin Road, Southfield, Michigan 48034 (810-948-3060), (c) in the case of the Servicer, to Chrysler Credit
Corporation, Attention: Secretary, 27777 Franklin Road, Southfield, Michigan 48034 (810-948-3060), (d) in the case of the Trustee at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (f) in the case of Standard & Poor's, to Standard & Poor's Corporation, 25 Broadway - 20th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

         SECTION 10.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of the Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of the Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         IN WITNESS WHEREOF, CFC, the Servicer, the Agent and the Trustee on behalf of the Trust have caused this Agency Agreement to be duly executed by their respective officers as of the day and year first above written.


                                     _________________________________,
                                     as
                                       Trustee of Premier Auto
                                       Trust 199_-_


                                     By: ______________________________
                                         Name:
                                         Title:


                                     CHRYSLER FINANCIAL CORPORATION


                                     By: ______________________________
                                         Name:
                                         Title:

                                     CHRYSLER CREDIT CORPORATION, as
                                       Servicer


                                     By: ______________________________
                                         Name:
                                         Title:


                                     _________________________________,
                                       as Agent


                                     By: ______________________________
                                         Name:
                                         Title:

                                   Schedule A

                      Schedule of Fixed Value Receivables

          (To be delivered to the Trustee and the Agent at Closing and
             Supplemented on each Subsequent Transfer Date on which
         Subsequent Fixed Value Receivables are conveyed to the Agent)

                                   Schedule B

                    Location of Fixed Value Receivable Files

                          Chrysler Credit Corporation
                              27777 Franklin Road
                        Southfield, Michigan 48034-8288

                                                                     EXHIBIT L-1

                          Form of Agent's Certificate
                          pursuant to Section 7.03(b)
                            of the Agency Agreement

         _________________________________, as agent (the "Agent") on behalf of
Chrysler Financial Corporation ("CFC") and Premier Auto Trust 199_-_ (the "Trust"), pursuant to the Agency Agreement (the "Agency Agreement") dated as of __________ __, ____ among CFC, the Trust, the Agent and Chrysler Credit Corporation, as Servicer (the "Servicer"), does hereby sell, transfer, assign and otherwise convey to CFC, without recourse, representation or warranty, all of the Agent's right, title and interest in and to all of the Fixed Value Receivables (as defined in the Agency Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be purchased by CFC pursuant to Section 12.03 of the Pooling and Servicing Agreement dated as of __________ __, ____ among CFC, the Servicer and _________________________________, as Trustee, and all security and documents relating thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___, 199_.


                                                       _________________________

                                                                     EXHIBIT L-2

                          Form of Agent's Certificate
                          pursuant to Section 7.03(b)
                            of the Agency Agreement

         _________________________________, as agent (the "Agent") on behalf of
Chrysler Financial Corporation ("CFC") and Premier Auto Trust 199_-_ (the "Trust"), pursuant to the Agency Agreement (the "Agency Agreement") dated as of __________ __, ____ among CFC, the Trust, the Agent and Chrysler Credit Corporation, as Servicer (the "Servicer") does hereby sell, transfer, assign, and otherwise convey to the Servicer, without recourse, representation or warranty, all of the Agent's right, title and interest in and to all of the Fixed Value Receivables (as defined in the Agency Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be purchased by the Servicer pursuant to Section 7.03(a) of the Agency Agreement or Section 20.02 of the Pooling and Servicing Agreement dated as of __________ __, ____ among CFC, the Servicer and ___________________ ________, as Trustee,
and all security and documents relating thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___, 199_.


                                            _______________________________



                                            By: ___________________________
                                                Name:
                                                Title:

                                                                     EXHIBIT M-1

              FORM OF TRUSTEE' CERTIFICATE - ASSIGNMENT TO SELLER


                             Trustee's Certificate
                        pursuant to Section 19.14 of the
                        Pooling and Servicing Agreement

         __________________________________, as trustee (the "Trustee") of
Premier Auto Trust 199___-___, created pursuant to the Pooling and Servicing Agreement, dated as of ____________________ (including the Standard terms and Conditions of Agreement incorporated by reference therein, the "Pooling and Servicing Agreement"), among Chrysler Financial Corporation (the "Seller"), Chrysler Credit Corporation and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Seller, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be repurchased by the Seller pursuant to Section 12.03 of the Pooling and Servicing Agreement, and all security and documents relating thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of ______________________, 199___.



                                       _________________________________________





                                     M-1-1

                                                                     EXHIBIT M-2

             FORM OF TRUSTEE' CERTIFICATE - ASSIGNMENT TO SERVICER


                             Trustee's Certificate
                        pursuant to Section 19.14 of the
                        Pooling and Servicing Agreement

         __________________________________, as trustee (the "Trustee") of
Premier Auto Trust 199___-___, created pursuant to the Pooling and Servicing Agreement, dated as of ____________________ (including the Standard terms and Conditions of Agreement incorporated by reference therein, the "Pooling and Servicing Agreement"), among Chrysler Financial Corporation, Chrysler Credit Corporation (the "Servicer") and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Servicer, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be purchased by the Servicer pursuant to Section 13.07 or Section 20.02 of the Pooling and Servicing Agreement, and all security and documents relating thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of ______________________, 199___.



                                       _________________________________________





                                     M-2-1